SECURITIES PURCHASE AGREEMENT

This **SECURITIES PURCHASE AGREEMENT** (this "**Agreement**"), dated as of August 29, 2023, is by and among American Battery Technology Company, a Nevada corporation with offices located at 100 Washington Street Suite 100, Reno, NV 89503 (the "**Company**"), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a "**Buyer**" and collectively, the "**Buyers**").

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "**1933 Act**"), and Rule 506(b) of Regulation D ("**Regulation D**") as promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the 1933 Act.

B. The Company has authorized a new series of Senior Secured Convertible Notes in the form attached hereto as **Exhibit A** (the "**Notes**"), which such Notes shall under certain circumstances entitle the Buyers to receive shares of the Company's common stock, par value $0.001 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the "**Common Stock**") (such underlying shares of Common Stock issuable pursuant to the terms of the Notes, the "**Note Shares**").

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate principal amount of Initial Purchased Notes (as defined below) set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, (ii) up to the aggregate principal amount of Company Option Notes (as defined below) set forth opposite such Buyer's name in column (5) on the Schedule of Buyers and (iii) up to the aggregate principal amount of Investor Option Notes (as defined below) set forth opposite such Buyer's name in column (7) on the Schedule of Buyers.

D. The Initial Purchased Notes, any Subsequently Purchased Notes (as defined below) and Note Shares are collectively referred to herein as the "**Securities**."

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PURCHASED NOTES.

(a) Purchase of Initial Purchased Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a), as applicable, the Company shall, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to each Buyer, and each Buyer severally, but not jointly,

agrees to purchase from the Company on the Initial Closing Date (as defined below) the aggregate principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "**Initial Purchased Notes**").

(b) Initial Closing. The closing (the "**Initial Closing**") of the purchase of the Initial Purchased Notes by the Buyers shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Initial Closing (the "**Initial Closing Date**") shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Initial Closing set forth in Sections 6 and 7(a) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein "**Business Day**" means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(c) Initial Notes Purchase Price. The aggregate purchase price for the Initial Purchased Notes to be purchased by each Buyer at the Initial Closing (the "**Initial Notes Purchase Price**") shall be the amount set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

(d) Form of Payment for Initial Purchased Notes. On the Initial Closing Date, (i) each Buyer shall pay its respective Initial Notes Purchase Price to the Company for the Initial Purchased Notes to be issued and sold to such Buyer at the Initial Closing Date set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (net of expenses payable pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (as defined below) with respect to the Initial Purchased Notes and (ii) the Company shall deliver to each Buyer the aggregate principal amount of the Initial Purchased Notes as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(e) Purchase of Company Option Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), as applicable, for up to two Subsequent Closings (as defined below) the Company may deliver to the Buyers a written notice setting forth a principal amount of additional Notes (the "**Company Option Notes**") that the Company desires to issue and sell to the Buyers, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, and certifying that the Funding Conditions (as defined below) are satisfied (a "**Company Option Notes Notice**"), and each Buyer severally, but not jointly, agrees to purchase from the Company such Company Option Notes as is set forth on such Company Option Notes Notice, provided that the aggregate principal amount of Company Option Notes set forth on a Company Option Notes Notice shall not be less than five million dollars ($5,000,000), provided, further, that the maximum aggregate principal amount of Company Option Notes issued pursuant to this Agreement shall not exceed

the aggregate principal amounts as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, provided further that any Company Option Notes Notice must be delivered to the Buyers after 4:01 p.m. Eastern Time but before 6:00 p.m. Eastern Time. Unless otherwise waived by the Buyers, in no event shall a Company Option Notes Notice be delivered when the Company's Trading Window (as defined in the Company's Insider Trading Policy as of the date hereof) is closed.

(f) Purchase of Investor Option Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), as applicable, for one or more Subsequent Closings, the Buyers may deliver to the Company a written notice setting forth a principal amount of additional Notes (the "**Investor Option Notes**" and together with any Company Option Notes, the "**Subsequently Purchased Notes**" and together with the Initial Purchased Notes, the "**Purchased Notes**") that the Buyers are electing to purchase from the Company, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act, Rule 506(b) of Regulation D (an "**Investor Option Notes Notice**" and together with any Company Option Notes Notice, each a "**Subsequently Purchased Notes Notice**"), and each Buyer severally, but not jointly, agrees to purchase from the Company such Investor Option Notes as is set forth on such Investor Option Notes Notice, provided that the maximum aggregate principal amount of Investor Option Notes issued pursuant to this Agreement shall not exceed the aggregate principal amounts as is set forth opposite such Buyer's name in column (7) on the Schedule of Buyers. No consent of the Company shall be required in order for the Buyers to exercise their rights pursuant to this Section 1(f). In no event shall an Investor Option Notes Notice be delivered prior to the Common Stock becoming listed on Nasdaq (as defined below).

(g) Subsequent Closings. The closing (each a "**Subsequent Closing**" and together with the Initial Closing, each a "**Closing**") of the purchase by the Buyers of any Subsequently Purchased Notes pursuant to a Subsequently Purchased Notes Notice shall occur by electronic transmission or other transmission as mutually acceptable at 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Subsequent Closing set forth in Sections 6 and 7(b) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (each a "**Subsequent Closing Date**" and together with the Initial Closing Date, each a "**Closing Date**"); provided, however, that in no event shall any Subsequent Closing occur prior to October 1, 2023, nor shall any Subsequent Closing occur after October 1, 2024.

(h) Securities Purchase Price. The aggregate purchase price for any issuance of Subsequently Purchased Notes to be purchased by the Buyers at any Subsequent Closing (the "**Subsequent Securities Purchase Price**") shall be equal to the product of the Purchase Price Ratio (as defined below) multiplied by the aggregate principal amount of Company Option Notes or Investor Option Notes, as applicable, set forth on the applicable Subsequently Purchased Notes Notice and allocated among the Buyers based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder, but in no event will such Buyer's pro rata portion of the aggregate purchase price for all issuances of Company Option Notes exceed the amount set forth opposite such Buyer's name in column (6) on the Schedule of Buyers nor will such Buyer's pro rata portion of the aggregate purchase price for all issuances of Investor Option Notes exceed the amount set forth opposite such Buyer's name in column (8) on the Schedule of Buyers. "**Purchase Price Ratio**" means the quotient of fifteen (15) divided by seventeen and one half (17.5).

(i) Form of Payment for Subsequently Purchased Notes. On each Subsequent Closing Date, (i) each Buyer shall pay its respective Subsequent Securities Purchase Price to the Company for the Subsequently Purchased Notes to be issued and sold to such Buyer at the Subsequent Closing Date (net of expenses payable pursuant to Section 4(g)) pursuant to the applicable Subsequently Purchased Notes Notice, by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (which, with respect to any Closing of Investor Option Notes, shall be the Flow of Funds Letter delivered at the Initial Closing (unless the Company shall have previously supplied the Buyers with updated wire transfer information)) with respect to such Subsequently Purchased Notes and (ii) the Company shall deliver to each Buyer the aggregate principal amount of Subsequently Purchased Notes pursuant to the applicable Subsequently Purchased Notes Notice, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, if any:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to conduct its business as currently conducted and enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Purchased Notes, and (ii) upon exercise of, or otherwise in accordance with, its Purchased Notes will acquire the Note Shares issuable upon exercise thereof, or otherwise in accordance therewith, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. At the time such Buyer was offered the Securities, it was and, as of the date hereof, such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of

United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the SEC Documents (as defined below) and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by any Buyer or any other holder of such Securities unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or

transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, "**Rule 144**"); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; provided, that, from and after the date that is six (6) months following (x) the date hereof with respect to the Initial Purchased Notes and (y) each Subsequent Closing Date, as applicable, with respect to the Subsequently Purchased Notes, at the request of any Buyer, the Company shall, if the Company is then in compliance with Section 4(c) hereof, deliver to such Buyer or the Company's transfer agent, as applicable, an opinion of counsel to the Company, at the Company's expense and in a form reasonably acceptable to such Buyer, that (A) adequate public information with respect to the Company is then available (within the meaning of Rule 144(c)) and (B) that a sale of the Securities may otherwise be made in accordance with the terms of Rule 144. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 3(g).

(h) Validity; Enforcement. This Agreement has, and, to the extent that this representation is made with respect to a Subsequent Closing, the Security Agreements (as defined below) and the Security Documents (as defined below) have, been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. "**Security Agreements**" means agreements in form and substance satisfactory to the Required Holders (as defined below) in their sole discretion pursuant to which the Company shall grant a first priority security interest to the Collateral Agent (as defined below), as collateral agent for the holders of the Notes, in the Collateral (as defined in the Notes). "**Security Documents**" means (i) the Security Agreements, (ii) a subsidiary guaranty, executed by each of the Subsidiaries, in form and substance satisfactory to the Buyers, (iii) account control agreements that perfect the Collateral Agent's security interest, granted under the security agreement referenced above, in all deposit accounts, securities accounts and investment accounts of the Company and its Subsidiaries, (iv) any real property mortgages, deeds of trust or other real property security documents required to create and perfect a security interest in the real property and fixtures owned by the Company and its Subsidiaries, and (v) each other agreement or instrument pursuant to or in connection with which the Company or any of its Subsidiaries grants a security interest in any Collateral to the Collateral Agent, for its benefit and the benefit of the Buyers, or pursuant to which any such security interest in Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, and, to the extent that this representation is made with respect to a Subsequent Closing, the Security Agreements and the Security Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the "Bad Actor" disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a "**Disqualification Event**") is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any). "**Rule 506(d) Related Party**" means a person or entity that is a beneficial owner of such Buyer's securities for purposes of Rule 506(d).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, "**Material Adverse Effect**" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons set forth on Schedule 3(a), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. "**Subsidiaries**" means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a "**Subsidiary.**"

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Initial Purchased Notes and any Subsequently Purchased Notes, and the reservation for issuance and the issuance of the Note Shares), have been duly authorized by the Company's board of directors (the "**Board of Directors**"), and (other than (solely with respect to respect to the issuance of the Subsequently Purchased Notes) a Listing of Additional Shares Notification with Nasdaq (the "**Nasdaq Notification**")) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company prior to each Closing, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. "**Transaction Documents**" means, collectively, this Agreement, the Notes, the Irrevocable Transfer Agent Instructions (as defined below) and, at and after the Security Grant Date (as defined in the Notes), the Security Agreements and the Security Documents, and each of the other written agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively "**Liens**") with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved solely for issuance of Note Shares from its duly authorized capital stock not less than a number of shares of authorized but unissued Common Stock equal to the sum of two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding aggregate Principal Amount (as defined in the Notes) with respect to the Purchased Notes plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date (as defined in the Notes), and the denominator of which shall be the lower of (i) the official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded on the Trading Day immediately preceding such Closing Date and (ii) the average official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded for the five (5) Trading Days immediately prior to such Closing Date. The Note Shares (upon issuance in accordance with the Notes), will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being

entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. "**Eligible Market**" means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or, but solely prior to the issuance of any Subsequently Purchased Notes, the OTCQX (or any of their respective successors).

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Note Shares, and the reservation of Common Stock for issuance of the Note Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and, to the extent applicable, the rules and regulations of The Nasdaq Stock Market ("**Nasdaq**") and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Nasdaq Notification and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Nasdaq Notification and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Nasdaq Notification, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Initial Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of Nasdaq, to the extent applicable, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock. "**Governmental Entity**" means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of

any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to the Company's knowledge, an "affiliate" (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the Company's knowledge, a "beneficial owner" (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "**1934 Act**")) of more than 4.99% of the shares of any voting class of the Company's Common Stock. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's and each Subsidiary's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation; No Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent other than A.G.P./Alliance Global Partners in connection with the offer or sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf has

taken or will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Note Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Note Shares pursuant to the terms of the Notes in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Initial Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Articles of Incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

(k) Financial Statements. During the one (1) year prior to the date hereof and each Closing Date with respect to which this representation is being made, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "**SEC Documents**"). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("**GAAP**"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the

Buyers which is not included in the SEC Documents (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the "**Financial Statements**"), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Since the date of the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the "**Annual Report**"), there has been no Material Adverse Effect. Since the date of the audited financial statements contained in the Annual Report, except as set forth on Schedule (l), neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(m) Insolvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, if any, and after giving effect to the transactions contemplated hereby to occur on the Initial Closing Date and on each Subsequent Closing Date, if any, will not be Insolvent (as defined below). For purposes of this Section 3(m), "**Insolvent**" means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to

incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(n) Listing and Trading. Regulatory Permits. During the two (2) years prior to the date hereof and prior to each Closing Date with respect to which this representation is being made, (i) trading in the Common Stock has not been suspended by the SEC or Nasdaq and (ii) the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Stock from Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, any of the Company's Subsidiaries, nor any director, officer, employee thereof, nor, to the Company's knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a "**Company Affiliate**") have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, "**Anti-Corruption Laws**"), nor, to the Company's knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a "**Government Official**") or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

Neither of the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws.

(p) Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. No current employee, partner, director, or officer of the Company or its Subsidiaries, or, to the knowledge of the Company, any affiliate of any

thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, and to the knowledge of the Company, no current shareholder or associate of the Company and no former employee, partner, director, officer or shareholder of the Company or its Subsidiaries, or, to the knowledge of the Company, any associate, or any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date of this Agreement and as of the Initial Closing, the authorized capital stock of the Company consists of one billion two hundred million (1,200,000,000) shares of Common Stock, of which, 692,068,218 are issued and outstanding; five hundred thousand (500,000) shares of Series A preferred stock, par value $0.001 per share, of which, none are issued and outstanding; two million (2,000,000) shares of Series B preferred stock, par value $0.001 per share, of which, none are issued and outstanding; two million (2,000,000) shares of Series C preferred stock, par value $0.001 per share, of which, none are issued and outstanding; and 85,939,985 shares of Common Stock are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock. "**Convertible Securities**" means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock and any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities (collectively, "**Options**")) or any of its Subsidiaries.

(ii) Valid Issuance; Available Shares; Affiliates. All of the Company's outstanding shares are duly authorized and have been validly issued and are fully paid and non-

assessable. Schedule 3(r)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Initial Purchased Notes and the Subsequently Purchased Notes) as of the date hereof and as of the Initial Closing and (B) as of the date hereof and as of the Initial Closing, owned by Persons who are "affiliates" (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of any class of the Company's issued and outstanding shares of Common Stock are "affiliates" without conceding that any such Persons are "affiliates" for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company's knowledge, as of the date hereof and the Initial Closing Date, no Person owns 10% or more of any class of the Company's issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including "blockers") contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iii) Existing Securities; Obligations. Except as set forth on Schedule 3(r)(iii): (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company and described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(iv) Organizational Documents. The Company has furnished (including by filing such documents as exhibits to SEC Documents) to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended, and as in effect on the date hereof and each Closing Date (the "**Articles of Incorporation**"), the Company's bylaws, as amended, and as in effect on the date hereof and each Closing Date, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as set forth on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) "**Indebtedness**" of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or pending or threatened by the

Company or any of its Subsidiaries), the Common Stock or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or to the Company's knowledge former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its Board of Directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the "**Real Property**"). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the "**Fixtures and Equipment**"). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's and/or its Subsidiaries' businesses (as applicable) in the manner as conducted prior to the date hereof and each Closing Date. Except as set forth on Schedule 3(x), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(y) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("**Intellectual Property Rights**") necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company's or its Subsidiaries' Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. Neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures

to protect the secrecy, confidentiality and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights. All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery. The Company has not distributed, incorporated or otherwise used any "Open Source Code" (also known as "free software" (as defined by the Free Software Foundation) or "open source software" (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or included in a Company product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(z) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term "**Environmental Laws**" means all federal, state, provincial, local or foreign laws, regulations, orders, judgements, decrees, permits or common law provision or other legally binding standards relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, "**Hazardous Materials**") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i) No Hazardous Materials:

(A) to the Company's knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) to the Company's knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.

(ii) To the Company's knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iii) To the knowledge of the Company, none of the Real Property is on any federal or state "Superfund" list or Comprehensive Environmental Response, Compensation and Liability Information System ("**CERCLIS**") list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(iv) Neither the Company nor its Subsidiaries is subject to any pending or, to the Company's and its Subsidiaries' knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

(bb) Internal Accounting and Disclosure Controls. Except as set forth on Schedule 3(bb) the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect

to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the Annual Report, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an "investment company," or a company controlled by an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in the Press Release (as defined below), none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or "derivative" securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock which was established prior to such Buyer's knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction; and (iv) each Buyer may rely on the Company's obligation to timely deliver shares of Common Stock as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of

Common Stock), if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the "**Code**"), and the Company and each Subsidiary shall so certify upon any Buyer's request.

(hh) Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Note Shares pursuant to the Notes in a name other than that of the Buyer of such Notes, and the Company shall not be required to issue or deliver such Note Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the "**BHCA**") and to regulation by the Board of Governors of the Federal Reserve System (the "**Federal Reserve**"). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(mm) Sanctions. None of the Company, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, "**Sanctions**" and each such Person, a "**Sanctioned Person**"). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(nn) Management. During the past five year period, no current or former officer or director of the Company, to the knowledge of the Company, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company's knowledge, no stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, "**IT Systems**") are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including "Personal Data," used in connection with their businesses. "**Personal Data**" means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended; (iii) "personal data" as defined by the European Union General Data Protection Regulation ("**GDPR**") (EU 2016/679); (iv) any information which would qualify as "protected health information" under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, "**HIPAA**"); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person's health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the GDPR (EU 2016/679) (collectively, the "**Privacy Laws**"). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the "**Policies**"). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or

condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(rr) No Disqualification Event. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("**Regulation D Securities**"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company's knowledge, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "**Issuer Covered Person**" and, together, "**Issuer Covered Persons**") is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ss) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(tt) Margin Stock. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(uu) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any

representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(vv) ATM Sales Program; Equity Line of Credit. As of the Initial Closing Date, the June Plan (as defined in the Notes) is in effect and the Company has the ability, and expects to continue to have the ability for the foreseeable future, to access it to issue shares of Common Stock. The Company shall have access to an ATM Sales Program (as defined below) and/or an Equity Line of Credit (as defined in the Notes) as of each Subsequent Closing Date with respect to which this representation is being made, and such ATM Sales Program and/or Equity Line of Credit has available aggregate accessible capacity to generate gross proceeds to the Company of at least thirty five million dollars ($35,000,000) as of each Subsequent Closing Date. "**ATM Sales Program**" means an ATM Sales Agreement, the terms of which have been approved by the Buyers (for which such approval may be granted or revoked at any time by the Buyers), pursuant to which the Company has the ability to issue and sell shares of Common Stock from time to time.

(ww) Department of Energy Funding. The Company has been awarded: (i) a two million dollar ($2,000,000) grant from the United States Advanced Battery Consortium LLC (USABC), in collaboration with the U.S. Department of Energy ("**DOE**"), for the commercial demonstration of its integrated lithium-ion battery recycling system and production of battery cathode grade metal products; and (ii) a four million five hundred thousand dollar ($4,500,000) grant by the DOE's Advanced Manufacturing Office, for the construction, commissioning and operation of a multi-ton per day integrated system to process lithium-bearing claystone. The Company has also been selected for: (1) a fifty-seven million dollar ($57,000,000) grant by the DOE to design, construct, commission, and operate a commercial scale facility for the manufacturing of battery cathode grade lithium hydroxide from lithium-bearing sedimentary resources; and (2) a ten million dollar ($10,000,000) grant from the DOE with respect to the Battery Recycling Operations (as defined below). The Company is not in violation of the terms of any such grants and has no knowledge of any facts or circumstances which could reasonably lead to failing to qualify for any awarded or selected grant or not receiving payment of any such grants.

(xx) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(yy) Nasdaq Listing. The Company has met all requirements to list the Common Stock on Nasdaq, except Nasdaq's share price requirements, whereby Nasdaq requires the Company to close at or above the minimum bid price for five consecutive days following the effectiveness of a reverse split of the Company's shares.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Initial Closing and each Subsequent Closing, if any, pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable "Blue Sky" laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the earlier of (i) the date upon which the Buyers shall have sold all of the Securities and (ii) the one-year anniversary of the termination of the Notes (the "**Reporting Period**"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital, capital expenditures and general corporate purposes, but not, directly or indirectly, for (i) the redemption or repurchase of any securities of the Company or any of its Subsidiaries or repayment of any Indebtedness (other than up to $6,000,000 principal amount (plus outstanding interest thereon) of its outstanding Indebtedness under the credit agreement entered into on May 17, 2023 between the Company and Mercuria Investments US, Inc., as agent (the "**Mercuria Credit Agreement**")), or (ii) the settlement of any outstanding litigation.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. For purposes of determining whether the Battery Recycling Operations have generated revenue in excess of the threshold contemplated in Section 7(b)(xxiii), the Company shall account for such revenue in accordance with the manner

in which the Company will report the revenue from its Battery Recycling Operations in the financial statements included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Note Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Note Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. Following the issuance of any Subsequently Purchased Notes, the Company shall maintain the Common Stock's listing or authorization for quotation (as the case may be) on an Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall pay for the reasonable and documented due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all consultant fees, all reasonable legal fees and disbursements of Latham & Watkins LLP, counsel to the Buyers, and due diligence and regulatory filings in connection therewith, and all legal fees and expenses of the Buyers and the Collateral Agent in connection with implementing and perfecting the security interests contemplated by Section 4(dd) hereof (the "**Transaction Expenses**") and such Transaction Expenses, to the extent they have not already been paid to the Buyer, may be withheld by the Buyers from its Initial Notes Purchase Price and Subsequent Securities Purchase Price at the Initial Closing and each Subsequent Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, transfer agent fees, The Depository Trust Company ("**DTC**") fees or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment

of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. No later than 9:30 a.m., New York time, on the date of this Agreement, the Company shall issue a press release (the "**Press Release**") reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report °n Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the "**8-K Filing**"). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated and none of the Buyers have been subject to any such obligation since the issuance of the Press Release.

(ii) Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to any Buyer pursuant to the Transaction Documents, the Company shall obtain each Buyer's prior written consent prior to providing such information to such Buyer, and if any Buyer fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, except the Press Release; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other

public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer's sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries, except as otherwise may be required by applicable law or regulations.

(j) Additional Issuance of Securities.

(i) The Company agrees that for (x) the period commencing on the date hereof and ending on the date immediately following the 30th calendar day after the effective date of the Resale Registration Statement (as defined below) for the Note Shares underlying the Initial Purchased Notes and (y) the period commencing on the date of delivery of any Subsequently Purchased Notes Notice and ending on the date immediately following the 30th calendar day after the effectiveness of the Resale Registration Statement for the Note Shares underlying the such Subsequently Purchased Notes (each such period, a "**Restricted Period**"), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements (other than amendments to outstanding registration statements to correct any inaccurate information or update for material changes) or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any "equity security" (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights). Notwithstanding the foregoing, this Section 4(j)(i) shall not apply during a Restricted Period in respect of (A) the issuance of Options or Convertible Securities issued under any Approved Stock Plan, so long as (i) the aggregate number of shares issued and issuable pursuant thereto does not exceed 5% of the Common Stock issued and outstanding immediately prior to the date hereof and (ii) the exercise price of any such Options is not lowered and the Conversion Price of any such Convertible Securities is not lowered, none of such Options or Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers, (B) the issuances of Note Shares, (C) any sale or issuance of securities under an ATM Sales Program, Equity Line of Credit or the June Plan (other than sales or

issuances under ATM Sales Program in which a single investor or group of investors is sold or issued in excess of three million dollars ($3,000,000) in the aggregate of Common Stock in a single transaction or series of related transactions), and provided that any sales or issuances made under the June Plan shall (i) be made at the price per share described in the "Plan of Distribution—Form of Sales Agreement with Investor" subsection of the prospectus supplement filed by the Company on June 26, 2023 and (ii) not exceed one million dollars ($1,000,000) in the aggregate during the Restricted Period, or (D) the issuance of securities of the Company or any Subsidiary of the Company that are not freely saleable during any Restricted Period and are issued as consideration in acquisitions, divestitures, partnerships, licenses, collaborations or strategic transactions approved by the board of directors or a majority of the members of a committee of directors of the Company or applicable Subsidiary established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries or controlled affiliates, an operating company or an asset in a business synergistic with the business of the Company and/or its Subsidiaries and shall provide to the Company and/or its Subsidiaries additional benefits in addition to the investment of funds, but shall not include a transaction in which a Subsidiary of the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (a "**Strategic Investment**"). An "**Approved Stock Plan**" means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, pursuant to which shares of Common Stock, options to purchase Common Stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof.

(ii) So long as any Notes remain outstanding or during any period of time when a Subsequent Closing could still potentially occur, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. "**Variable Rate Transaction**" means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights); *provided* that, for avoidance of doubt, neither the ATM Sales Program, the Equity Line of Credit nor the issuance of shares of Common Stock pursuant thereto shall be considered a "Variable Rate Transaction"; provided, further, that until the Common

Stock is listed on Nasdaq, neither the June Plan nor the issuance of shares of Common Stock pursuant thereto shall be considered a "Variable Rate Transaction".

(iii) So long as any Notes remain outstanding, the Company will not, without the prior written consent of the Required Holders, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes.

(iv) Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(j), which remedy shall be in addition to any right to collect damages.

(k) Compliance with Laws. None of the Company or any of its Subsidiaries shall violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m) Restriction on Redemption and Cash Dividends. So long as any of the Notes are outstanding or during any period of time when a Subsequent Closing could still potentially occur, except as otherwise permitted under the Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (other than as required by the Notes or as required by the terms thereof as in effect on the date hereof); provided, however, that such written consent shall not be required for any repurchases, forfeitures, withholdings or transfers of securities pursuant to a net exercise of a Convertible Security to cover the payment of the exercise prices or the payment of withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company.

(n) Corporate Existence. So long as any Notes remain outstanding, the Company shall not be party to any Fundamental Change (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes.

(o) Conversion Procedures. The terms of the Notes set forth the totality of the procedures required of the Buyers in order to receive shares of Common Stock pursuant to the Notes. Except as set forth in Sections 5(c) and 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to receive shares of Common Stock pursuant to the Notes, as applicable. The Company shall honor an election by a Buyer to receive shares of Common Stock pursuant to the Notes, and shall deliver the Note Shares in accordance with the terms, conditions and time periods set forth in the Notes. Except as explicitly set forth in

the Notes, no legal opinion, information or instructions shall be required of the Buyers to receive Note Shares pursuant to the Notes.

(p) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(q) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(r) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of Nasdaq and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of Nasdaq, with the issuance of Securities contemplated hereby.

(s) Right to Participate. So long as any Notes remain outstanding and during any period of time when a Subsequent Closing could still potentially occur, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiaries' equity, equity-linked or equity equivalent securities or securities convertible into or exercisable for equity, including without limitation any preferred stock or other security (any such offer, sale, grant, disposition or announcement being referred to as a "**Subsequent Placement**"), unless the Company shall have first complied with this Section 4(s).

(A) The Company shall deliver to each Buyer an irrevocable written notice (the "**Offer Notice**") of any proposed or intended issuance or sale or exchange (the "**Offer**") of the securities being offered (the "**Offered Securities**") in a Subsequent Placement, which Offer Notice shall (v) include any offering documents and definitive documentation in connection with such Offer, (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers up to the Applicable Percentage (as defined below) of the Offered Securities, allocated among such Buyers based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "**Basic Amount**"). The terms and conditions upon which any Offer of the Offered Securities pursuant to any Offer Notice shall be identical for each Buyer. For the avoidance of doubt, each Buyer

hereby acknowledges that any Offer Notice may constitute or contain material, non-public information, and each Buyer hereby consents to the receipt of any Offer Notice and any material, non-public information that may be included in an Offer Notice. If a Buyer notifies the Company that it does not consent to the receipt of an Offer Notice and any material, non-public information that may be included in an Offer Notice, then such Buyer shall be deemed to have waived its right to participate in such Subsequent Placement, and the Company shall be deemed to have complied with this Section 4(s). "**Applicable Percentage**" means ten percent (10%) if the Offered Securities are solely shares of Common Stock being offered in a transaction or series of related transactions that does not constitute a Variable Rate Transaction or twenty percent (20%) for any other Subsequent Placement.

(B) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the second (2nd) Trading Day (as defined in the Notes) after such Buyer's receipt of the Offer Notice (the "**Offer Period**"), setting forth the portion of such Buyer's Basic Amount that such Buyer, or an affiliate of such Buyer that it designates, elects to purchase and, if such Buyer or its designee shall elect to purchase all of its Basic Amount, the amount, if any, of the other Buyers' allocations that such Buyer is offering to purchase in the event that such other Buyers do not elect to purchase their full Basic Amounts (in either case, the "**Notice of Acceptance**"). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire at the end of the second (2nd) Trading Day following such Buyer's receipt of such new Offer Notice.

(C) The Company shall have five (5) Trading Days from the expiration of the Offer Period to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "**Refused Securities**") pursuant to a definitive agreement (the "**Subsequent Placement Agreement**"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (a) the execution of such Subsequent Placement Agreement and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(D) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(s)(C) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer or its designee elected to purchase pursuant to Section 4(s)(B) above multiplied by a fraction, (i) the numerator of which shall be the number or amount

of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers or their designees pursuant to Section 4(s)(C) above prior to such reduction, but giving effect to the Refused Securities that the Company has determined not to issue, sell or exchange) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(s)(A) above.

(E) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers or their designees shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(s)(D) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within two (2) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers or their designees, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4(s)(D) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(F) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(s)(C) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Section 4(s).

(G) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers or their designees shall be entitled to the same registration rights provided to other investors in the Subsequent Placement. Furthermore, no Subsequent Placement Agreement shall include any term or provisions more restrictive to the investors than those contained in the Transaction Documents. In addition, the Company and each Buyer agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 a.m. (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, or if the time of execution is after 4:00 p.m. (New York City time) on a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(H) Notwithstanding anything to the contrary in this Section 4(s) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth(5th) Trading Day following the date of delivery of the Offer Notice. If by such fifth (5th) Trading Day no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, nonpublic information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(s). The Company shall not be permitted to deliver to the Buyers, in any 30-day period, more than one such Offer Notice, other than the Offer Notices contemplated by the last sentence of Section 4(s)(B) of this Agreement.

(I) The restrictions contained in this Section 4(s) shall not apply in connection with any of the following: (w) Common Stock issued pursuant to any Strategic Investment, Equity Line of Credit, ATM Sales Program or the June Plan, other than an ATM Issuance in which a single investor or group of investors purchases in excess of three million dollars ($3,000,000) in the aggregate of Common Stock or warrants exercisable for any class of Common Stock, (x) securities issued to a Private Equity Firm (as defined below), (y) Options or Convertible Securities issued under any Approved Stock Plan or (z) the issuance of Common Stock upon the exercise of Options or warrants, the settlement or vesting of restricted stock units, stock appreciation rights or restricted stock awards (including shares of Common Stock withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions), or the conversion of outstanding Convertible Securities which are outstanding on the Initial Closing Date or granted pursuant to an Approved Stock Plan after the Initial Closing Date; provided, that, in the case of (z), such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of either: (I) such Approved Stock Plan or (II) such Options or Convertible Securities in effect on the Initial Closing Date and, in the case of (II), such Options or Convertible Securities are not amended, modified or changed on or after the Initial Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities. "**Private Equity Firm**" means any Person who would hold at least ten percent (10%) of the Common Stock of the Company as a result of such investment, would serve or has a representative who would serve on the Company's board of directors as a result of such investment, does not purchase any freely tradeable securities of the Company or securities convertible into freely tradeable securities of the Company, and is not actively trading any security that has been registered with the SEC or the issuer which is subject to the reporting requirements under the 1934 Act.

(t) Rule 144. The Company shall make available current public information to the extent required in order to permit Buyers to sell Conversion Shares pursuant to Rule 144..

(u) Press Releases. The Company shall not, and shall not permit any of its Subsidiaries to, issue or disseminate to the public (by advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information naming any of the Buyers without the prior written consent of such Buyer; provided that, nothing in the foregoing shall be construed to prohibit the Company from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law or the rules of any exchange or automated quotation system, or (iii) to the extent such disclosure is required by law or Nasdaq regulations; provided further, that (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless prohibited by applicable law or court order, the Company shall promptly notify the Buyers of the requirement to make such submission or filing and provide the Buyers with a copy thereof.

(v) Share Reserve. So long as any of the Notes remain outstanding, the Company shall at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance of Note Shares equal to two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding aggregate Principal Amount with respect to the Purchased Notes plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the lower of (i) the official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded on the Trading Day immediately prior to such time of determination and (ii) the average official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded for the five (5) Trading Days immediately prior to such time of determination (collectively, the "**Required Reserve Amount**"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(v) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. The amounts set forth in the definition of Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the number of shares of Common Stock issuable pursuant to the Notes held by each holder thereof on the date of issuance of the Notes (without regards to any limitations on conversion) (collectively, the "**Authorized Share Allocation**"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the number of shares of Common Stock issuable pursuant to the Notes then held by such holders thereof (without regard to any limitations on conversion). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the

management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(w) Registration Rights. The Company shall:

(i) file registration statements with the SEC as soon as practicable but in no event later than (A) fifteen (15) days after the Initial Closing Date with respect to the Initial Purchased Notes and (B) fifteen (15) days after any Subsequent Closing Date with respect to any Subsequently Purchased Notes issued on such Subsequent Closing Date (each such date, a "**Filing Date**") to register all Shares underlying the Initial Purchased Notes and any Subsequently Purchased Notes, respectively (the "**Registrable Shares**") on Form S-1 or Form S-3 under the 1933 Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the "**Resale Registration Statement**");

(ii) use its commercially reasonable efforts to cause each such Resale Registration Statement to be declared effective as soon as practicable and in any event within 30 days of the filing thereof (or, in the event the staff of the SEC (the "**Staff**") reviews and has written comments to such Resale Registration Statement, within 60 days of the filing thereof), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;

(iii) not less than two (2) Trading Days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via e-mail to the Buyers copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Buyers. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Buyers and the plan of distribution as the Buyers may reasonably and promptly propose no later than two (2) Trading Days after the Buyers has been so furnished with copies of such documents as aforesaid;

(iv) promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4(z) below, subject to the Company's right to suspend pursuant to Section 4(y) below;

(v) furnish to the Buyers such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Buyers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyers;

(vi) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4(w)(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii) upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within three (3) Trading Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(viii) upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the 1933 Act ("**Rule 424**") within the applicable time period prescribed by Rule 424;

(ix) advise the Buyers promptly (and in any event within two (2) Trading Days thereof):

(A) of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

(B) of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and;

(D) of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(x) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(xi) bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section 4(w) and the registration of the Registrable Shares on each

such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(x) Registration Rights Indemnification.

(i) The Company agrees to indemnify and hold harmless the Buyers and their respective affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls a Buyer within the meaning of Section 15 of the 1933 Act or Section 20 the 1934 Act (each, a "**Purchaser Party**" and collectively the "**Purchaser Parties**"), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, "**Losses**") to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling person of a Buyer) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) the Buyers failed to send or deliver a copy of the final prospectus with or prior to, or the Buyers failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the 1933 Act), the delivery of written confirmation of the sale by the Buyers to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the 1933 Act, the Buyers thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Buyers fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the 1933 Act), the delivery of written confirmation of the sale by the Buyers to the person asserting the claim from which such Loss resulted.

(ii) The Buyers agree to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of

the 1934 Act (each a "**Company Party**" and collectively the "**Company Parties**"), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement, and the Buyers will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4(x) be greater in amount than the dollar amount of the net proceeds received by the Buyers upon their sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4(x), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the "**Advance Indemnification Payment**") to the indemnified party. In the event that the indemnified party's actual defense costs and

expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party's actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v) If the indemnification provided for in this Section 4(x) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

(y) Suspensions. The Buyers acknowledge that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. The Buyers hereby covenant that they will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Buyers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Buyers notice that the Buyers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.

(z) Termination of Registration Rights. The obligations of the Company pursuant to Section 4(w) hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares have been resold or may be sold pursuant to Rule 144 without volume limitation or any requirement for current public information.

(aa) Not an Underwriter. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Buyer as being an underwriter or potentially being an "underwriter" in any disclosure to, or filing with, the SEC, Nasdaq or any other Eligible Market. No Buyer shall be required to agree or admit that it is, or may be, acting as an "underwriter" in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, Nasdaq or any other Eligible Market, nor shall any Buyer be required to make any representations to, or undertake any

obligations to, the SEC in connection with any Resale Registration Statement. Any Buyer being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.

(bb) Stockholder Approval. If any transaction or series of transactions contemplated by any of the Transaction Documents requires approval by the Company's stockholders to satisfy Nasdaq Listing Rule 5635(d)(2) (the "**Requisite Stockholder Approval**"), then, upon the written request by the Required Holders, the Company shall hold a special meeting of the stockholders of the Company (which may also be at the annual meeting of shareholders) at the earliest practical date following such written request, but in no event more than sixty (60) days after the delivery of such request (the "**Stockholder Meeting**") for the purpose of obtaining the Requisite Stockholder Approval. The Company will prepare and file with the SEC a proxy statement to be sent to the Company's stockholders in connection with the Stockholder Meeting (the "**Proxy Statement**"). The Proxy Statement shall include the Board of Directors' recommendation that the holders of shares of the Company's Common Stock vote in favor of the Requisite Stockholder Approval. The Company shall use its best efforts to obtain approval of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained, and the Board of Directors will recommend that the holders of shares of the Company's Common Stock vote in favor of the Requisite Stockholder Approval at each such meeting.

(cc) Nasdaq Listing. The Company shall use best efforts to list the Common Stock on Nasdaq by no later than September 30, 2023.

(dd) Security Documents. On or before the Security Grant Date (which period may be extended in the reasonable discretion of the Collateral Agent), the Company or relevant Subsidiary of the Company shall deliver to the Collateral Agent (a) all Security Documents requested by the Holders (as defined in the Notes) (other than real property mortgages), which shall create a valid first lien security interest, and perfect such security interest, in all of the Collateral (other than any owned real property), including, without limitation, Security Agreements and UCC (as defined in the Notes) financing statements, (b) a subsidiary guaranty, in form and substance satisfactory to the Holders, executed by each Subsidiary of the Company, (c) a perfection certificate, in form and substance satisfactory to the Holders, which describes in detail reasonably acceptable to the Collateral Agent the Collateral to be delivered in connection with clause (a) above, and (d) with respect to such Security Documents, customary legal opinions relating to such Security Documents in form and substance satisfactory to the Holders. On or before September 28, 2023 (which period may be extended in the reasonable discretion of the Collateral Agent), the Company or relevant Subsidiary of the Company shall deliver to the Collateral Agent (a) all Security Documents requested by the Holders relating to the Company's owned real property which forms part of the Collateral, which shall create a valid first lien security interest, and perfect such security interest, in such real property, including, without limitation, mortgages, and (b) with respect to such Security Documents regarding such real property Collateral, customary legal opinions relating to such Security Documents in form and substance satisfactory to the Holders.

(ee) No Short Sales. While any Notes issued hereunder are outstanding unless an Event of Default has occurred, the Buyers will not maintain a Net Short Position (as defined below). For the purposes of determining compliance with the foregoing, the following shall apply:

(i) For purposes hereof, a "**Net Short Position**" by a person means a position whereby such Person has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked "short exempt") and that is executed at a time when such Person has no equivalent offsetting "long" position in the Common Stock (or is deemed to have a long position in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sale either (x) that is a result of a bona-fide trading error on behalf of such Person (or its Affiliates (as defined in the Notes)) or required to be marked "short" by the broker of such Person at such time as such trade is not required to be marked "short" pursuant to Regulation SHO of the 1934 Act or (y) that would otherwise be marked as a "long" sale, but for the occurrence of a breach of any term or condition of any security or agreement, in each case, by the Company or its transfer agent, as applicable, shall be excluded from such calculations.

(ii) For purposes of determining whether a Person has an equivalent offsetting "long" position in the Common Stock, (A) all Common Stock that is owned by such Person shall be deemed held "long" by such Person and (B) any shares of Common Stock issuable upon conversion and/or exercise of any convertible security, warrant and/or option of the Company (without regard to any limitations on conversion or exercise thereof) shall be deemed held "long" by such Person, until such time as such Person shall no longer own such convertible security, warrant or option.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the registration of the Securities in which the Company shall record the name and address of the Person in whose name the Purchased Notes have been issued (including the name and address of each transferee), the aggregate amount of the Notes held by such Person and the number of Note Shares issuable pursuant to the terms of the Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. This provision shall be construed such that the Securities and the Notes are at all times maintained in "registered form" within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the "**Transfer Agent**") in a form acceptable to each of the Buyers (the "**Irrevocable Transfer Agent Instructions**") to credit shares to each such Buyer's (or its designee's) account at DTC through its Deposit/Withdrawal At Custodian ("**DWAC**") System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program ("**FAST**") and the shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not

participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in (x) the conversion notice of the Notes or (y) the notice that the Company is electing to issue shares of Common Stock pursuant to the terms of the Notes or that the Buyers are electing to receive shares of Common Stock pursuant to the Notes, a certificate, registered in the name of such Buyer or its designee, for the applicable number of Note Shares to which the Buyer is entitled, for the applicable Note Shares in such amounts as specified from time to time by the Company or the Buyers, as the case may be, pursuant to the terms of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable (subject to Section 2(g), Section 5(c) and Section 5(d)) on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Note Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such shares to such assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Note Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the Securities shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

Note Legend

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,

TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT.

Note Shares Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that a Buyer furnishes the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Buyer's counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be reasonably required above in this Section 5(d) (such date, the "**Legend Removal Date**"), as directed by such Buyer, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of shares of Common Stock to

which such Buyer shall be entitled to such Buyer's or its designee's balance account with DTC through its DWAC system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith and the Buyer shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such Securities pursuant to Rule 144.

(e) If the Company or the Transfer Agent fails to deliver shares to a Buyer or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 2(g), Section 5(b) or Section 5(d), then in addition to such Buyer's other available remedies hereunder, the Company shall pay to such Buyer, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Note Shares (based on the Daily VWAP on the date that the Buyer delivered notice of its entitlement to such shares of the Common Stock on the date such Buyer delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent) for which the Company or the Transfer Agent fails to deliver shares without any restrictive legend an amount equal to $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered shares are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 5(d) but fails to (a) issue and deliver (or cause to be delivered) shares to a Buyer by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date a Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that the Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of shares of Common Stock that the Company was required to deliver to the Buyer by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 5(e) shall not be duplicative with any provisions in the Notes addressing any failure to deliver shares without restrictive legends.

(f) FAST Compliance. While any Notes remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL THE PURCHASED NOTES.

(a) The obligation of the Company hereunder to issue and sell the Purchased Notes to each Buyer at the Initial Closing and each Subsequent Closing is subject to the satisfaction, at or before the Initial Closing Date and each Subsequent Closing Date of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived

by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the purchase price for the Purchased Notes being purchased by such Buyer at such Closing by wire transfer of immediately available funds in accordance with a Flow of Funds Letter with respect to the Purchased Notes to be purchased at such Closing.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the date of each such Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the date of such Closing. The Company shall have received a certificate, duly executed by each Buyer, dated as of the Initial Closing Date and each Subsequent Closing Date, to the foregoing effect.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE THE PURCHASED NOTES.

(a) The obligation of each Buyer hereunder to purchase its Initial Purchased Notes at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Initial Purchased Notes set forth across from such Buyer's name on the Schedule of Buyers at the Initial Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Holland & Hart LLP, the Company's counsel, dated as of the Initial Closing Date, in the form acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of the Initial Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation of the Company as certified by the Nevada Secretary of State within ten (10) days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors or a duly authorized committee thereof in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and (iii) the bylaws of the Company, each as in effect at the Initial Closing.

(vii) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(viii) the June Plan shall be in effect and the Company shall have, and expects to continue to have for the foreseeable future, the ability to access the June Plan to issue shares of Common Stock.

(ix) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Initial Closing Date immediately prior to the Initial Closing.

(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Initial Purchased Notes.

(xi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xii) Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xiii) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (a "**Flow of Funds Letter**") with respect to the Initial Purchased Notes.

(xiv) All costs, fees, expenses (including, without limitation, legal fees and expenses) contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to the Initial Closing Date.

(xv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

(xvi) The Common Stock shall be listed or designated for quotation (as the case may be) upon a national securities exchange or automated quotation system.

(xvii) The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the assets of the Company and its Subsidiaries except for Permitted Liens.

(xviii) Concurrently with the issuance of the Initial Purchased Notes, the Company shall have repaid, or cause to be repaid, up to $6,000,000 principal amount (plus outstanding interest thereon) of its outstanding Indebtedness under the Mercuria Credit Agreement. Prior to the Initial Closing, the Company shall have obtained and delivered executed payoff letters and releases relating to the Mercuria Credit Agreement to such Buyer in form and substance satisfactory to such Buyer.

(b) The obligation of each Buyer hereunder to purchase the Subsequently Purchased Notes at each Subsequent Closing is subject to the satisfaction, at or before each Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Funding Conditions shall be then satisfied and the Buyers shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of such Subsequent Closing Date, to the foregoing effect. "**Funding Conditions**" will be deemed to be satisfied as of any date if (A) the average daily dollar trading volume (as reported on Bloomberg) of the Common Stock on Nasdaq during the twenty (20) Trading Days prior to the date on which a Subsequently Purchased Notes Notice is delivered and the Subsequent Closing Date, respectively, is not less than five hundred thousand dollars ($500,000) and (B) all of the following conditions are satisfied as of such date and on each of the twenty (20) Trading Days prior to the date on which a Subsequently Purchased Notes Notice is delivered and the

Subsequent Closing Date, respectively: (i) the Buyers are not in possession of any material non-public information concerning the Company or any of its Subsidiaries; (ii) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (iii) no Default (as defined in the Notes) will have occurred or be continuing and no Event of Default (as defined in the Notes) will have occurred; (iv) there shall be no limitations on issuance of the Note Shares under the Company's organizational documents, stock exchange rules or other applicable regulatory requirements and (v) the Daily VWAP (as defined in the Notes) shall be not less than fifty cents ($0.50) (subject to adjustment for stock splits (including reverse stock splits), stock dividends, stock combinations, recapitalizations or other similar events).

(ii) (A) The Company shall have filed a Resale Registration Statement, which has become and (other than as permitted pursuant to Section 4(z) hereof) has remained effective during the twenty (20) Trading Days prior to such Subsequent Closing Date, registering all Note Shares underlying the Initial Purchased Notes and (B) such Note Shares shall be Freely Tradable (as defined in the Notes).

(iii) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyers the Subsequently Purchased Notes set forth on the Subsequently Purchased Notes Notice.

(iv) Such Buyer shall have received the opinion of Holland & Hart LLP, the Company's counsel, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer.

(v) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(vi) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of each Subsequent Closing Date.

(vii) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation of the Company as certified by the Nevada Secretary of State within ten (10) days of each Subsequent Closing Date.

(viii) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of each Subsequent Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors or a duly authorized committee thereof in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and (iii) the bylaws of the Company, each as in effect at such Subsequent Closing Date.

(ix) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of each Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Subsequent Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(x) The Company shall have established and then have access to an ATM Sales Program and/or Equity Line of Credit, the terms of which have been approved by the Required Holders and affirmed by the Required Holders as of each Subsequent Closing Date, and the ATM Sales Program and/or Equity Line, as applicable, shall have aggregate available and unused accessible capacity to generate gross proceeds to the Company of at least thirty five million dollars ($35,000,000) both as of the date of delivery of each Subsequently Purchased Securities Notice and each Subsequent Closing Date.

(xi) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on each Subsequent Closing Date immediately prior to each Subsequent Closing.

(xii) As of, and during the twenty (20) Trading Days prior to, each Subsequent Closing Date, the Common Stock (A) shall be listed on Nasdaq and (B) shall not have been suspended, as of each Subsequent Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of each Subsequent Closing Date, either (1) in writing by the SEC or Nasdaq or (2) by falling below the minimum maintenance requirements of Nasdaq.

(xiii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Subsequently Purchased Notes, including without limitation, those required by Nasdaq, if any.

(xiv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xv) Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xvi) The Company shall have obtained confirmation from Nasdaq that no stockholder vote or other conditions under the rules of Nasdaq shall apply to the sale of the Subsequently Purchased Notes or the issuance of the Note Shares.

(xvii) Such Buyer shall have received a Flow of Funds Letter with respect to the Subsequently Purchased Notes.

(xviii) All costs, fees, expenses (including, without limitation legal fees and expenses) contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to each Subsequent Closing Date.

(xix) The Company has been, and continues to remain, in full compliance with the terms and conditions of the Notes.

(xx) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

(xxi) The Company's Trading Window shall not be closed and shall not have been closed on the delivery date of any Subsequently Purchased Notes Notice.

(xxii) During the twenty (20) Trading Days prior to and including such Subsequent Closing Date, no Default shall have occurred or be continuing and no Default or Event of Default shall occur or have occurred after giving pro forma effect to the Subsequent Closing proposed to occur on such Subsequent Closing Date.

(xxiii) The Company shall have commenced, and shall be continuing, commercial operations for its lithium-ion battery recycling business, recycling such batteries into products including copper, aluminum, steel, a lithium intermediate, and a black mass intermediate material for resale into the domestic battery manufacturing supply chain at the Company's facility in the Tahoe-Reno Industrial Center located at 2500 Peru Drive, McCarran Nevada (the "***Battery Recycling Operations***"); the Company shall have generated at least two hundred fifty thousand dollars ($250,000) of revenue from the Battery Recycling Operations; the Company shall have made public disclosure thereof via a Form 8-K or press release; the Company expects to continue the Battery Recycling Operations for the foreseeable future; and the Company has not identified any issue that could result in a material delay, cost increase or other negative impact on the Battery Recycling Operations.

(xxiv) The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the assets of the Company and its Subsidiaries except for Permitted Liens.

(xxv) The Company shall have delivered to such Buyer a duly completed and executed perfection certificate, in form and substance satisfactory to the Buyers, dated no earlier than five (5) days prior to such Subsequent Closing Date.

(xxvi) The Company shall have complied in full with the requirements of Section 4(dd) hereof, including delivery of all Security Documents (including mortgages), subsidiary guaranties, perfection certificates and legal opinions contemplated thereby, without giving effect to the delayed dates for covenant compliance contained in Section 4(dd).

8. TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer within five (5) Business Days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer's breach of this Agreement and (ii) the abandonment of the sale and purchase of the Initial Purchased Notes shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY**

RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party's electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party's hand.

(c) Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other

Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as "interest" under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of "interest" or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer's prior written consent (which may be granted or withheld in such Buyer's sole discretion). No waiver

shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer's prior written consent (which may be granted or withheld in such Buyer's sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Purchased Notes. From the date hereof and while any Purchased Notes are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Purchased Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Purchased Notes in a manner that is more favorable than to other similarly situated Buyers or holders of Purchased Notes, or (ii) to treat any Buyer(s) or holder(s) of Purchased Notes in a manner that is less favorable than the Buyer or holder of Purchased Notes that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer's right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company's representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the SEC Documents shall affect such Buyer's right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company's representations and warranties contained in this Agreement or any other Transaction Document. "**Required Holders**" means (I) prior to the Initial Closing Date, each Buyer entitled to purchase Initial Purchased Notes at the Initial Closing, and (II) on or after the Initial Closing Date, holders of a majority of the Note Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Notes, as applicable; provided that such majority must include High Trail Investments ON LLC or High Trail Special Situations LLC, so long as High Trail Investments ON LLC or High Trail Special Situations LLC or any of their affiliates hold any Notes.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's e-mail server that such e-mail could not be delivered to

such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

American Battery Technology Company
100 Washington Street, Suite 100
Reno, Nevada 89503

Telephone: (775) 561-0454
Attention: General Counsel
E-Mail: BMeich@batterymetals.com

With a copy (for informational purposes only) to:

Holland and Hart LLP
555 17th St, Suite 3200
Denver, CO 80202
Attn: Amy Bowler
Email: ABowler@hollandhart.com

If to the Transfer Agent:

Securities Transfer Corporation
2901 N. Dallas Parkway, Suite 380
Plano, Texas 75093

If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers and (ii) to Eric Helenek, High Trail Capital, 80 River Street, Suite 4C, Hoboken, NJ 07030 (telephone: (917) 414-1733).

with a copy (for informational purposes only) to:

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Telephone: (858) 523-5400
Attention: Michael E. Sullivan
E-mail: michael.sullivan@lw.com

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (each, a "**Permitted Assignee**"), including any purchasers of any of the Purchased Notes (provided that no Buyer may assign this Agreement or otherwise transfer its rights hereunder to more than three (3) non-affiliates (as defined in Rule 144) without the consent of the Company; provided further, however, that the preceding limitation shall not apply if an Event of Default (as defined in the Notes) has occurred and has not been waived or a Default (as defined in the Notes) has occurred and is continuing). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, however, that no Buyer may assign its rights hereunder to more than three (3) non-affiliates (as defined in Rule 144) without the consent of the Company; provided further, however, that the preceding limitation shall not apply if an Event of Default (as defined in the Notes) has occurred and has not been waived or a Default (as defined in the Notes) has occurred and is continuing.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Sections 4(x) and 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Initial Closing and each Subsequent Closing until the date that is six (6) months after the later to occur of (i) there being no Notes outstanding and (ii) there being no additional Subsequently Purchased Notes issuable hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each Permitted Assignee and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "**Indemnitees**") from and against any

and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "**Indemnified Liabilities**"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee (other than any action, suit, proceeding or claim brought, directly or indirectly, by such Indemnitee or its affiliates or group of which it is a member) that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arises primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer in any of the Transaction Documents, or such Buyer's breach of any covenant, agreement or obligation of such Buyer contained in any of the Transaction Documents, or such Buyer's breach of applicable law or regulation in connection with the Transaction Documents or with respect to the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to

represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. The parties shall be entitled to enforce their respective rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties recognize that in the event that any party fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law would be inadequate relief to the other party. Each party therefore agrees that the other parties shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars ("**U.S. Dollars**"), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "**Exchange Rate**" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the "**Judgment Currency**") an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the "**Judgment Conversion Date**").

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer's investment in the Securities or enforcing its

rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r) Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

(s) Enforcement Fees. The Company agrees to pay all costs and expenses of the Buyers incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys' fees and expenses.

(t) Collateral Agent.

(i) *Appointment; Authorization.* The Buyers, together with any successors or assigns thereof, hereby irrevocably appoint, designate and authorize High Trail Investments ON LLC as collateral agent (the "**Collateral Agent**") to take such action on their behalf under the provisions of the Notes, each Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of each Security Document, together with such powers as are reasonably incidental thereto. The provisions of this Section 9(t) are solely for the benefit of the Collateral Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any Security Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent.

(ii) *Delegation of Duties.* The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through

any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the "**Related Parties**"). The exculpatory provisions of this Section 9(t) shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(iii) *Exculpatory Provisions*.

(A) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing or and Event of Default has occurred; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.

(B) The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company.

(C) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or (e) any failure of the Company or any other party to the Notes, any Security Agreement or any other agreement, instrument or document related to the Notes or Security Documents to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or to inspect the properties, books or records of the Company or any Affiliate of the Company.

(iv) *Reliance by Collateral Agent.* The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(v) *Successor Agent.* The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days' prior notice to the Buyers and the Company. If the Collateral Agent resigns under the Notes, the Required Holders shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Buyers after consulting with the Buyers. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "the Collateral Agent" shall mean such successor agent, and the retiring Collateral Agent's appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Section 9(t) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent's notice of resignation, a retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Buyers, shall perform all of the duties of the Collateral Agent hereunder until such time as Required Holders shall appoint a successor agent as provided for above.

(vi) *Non-Reliance on the Collateral Agent.* The Buyers acknowledge that they have, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter invest in the Notes. The Buyers also acknowledge that they will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon the Notes, any Security Document or any related agreement or any document furnished hereunder or thereunder.

(vii) *Collateral Matters.* The Buyers irrevocably authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent under any Security Document (i) when all Obligations (as defined below) have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Notes and each other agreement, instrument or document related thereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with the Notes and each other agreement, instrument or document related thereto); or (iii) if approved, authorized or ratified in writing by the Buyers. The Collateral Agent shall have

the right, in accordance with the Security Documents to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations. "**Obligations**" means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the applicable Transaction Document after the commencement of a bankruptcy proceeding, whether or not a claim for such interest is allowed) of the Company under the Notes, any Security Document or any other Transaction Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

(viii) *Reimbursement by Buyers.* To the extent that the Company for any reason fails to indefeasibly pay any amount required under Sections 4(cc), 4(g) or 9(k) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Buyers hereby agree, jointly and severally, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.

(ix) *Marshaling; Payments Set Aside.* Neither the Collateral Agent nor the Buyers shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation under the Notes intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Buyers agree to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Buyers.

[*signature pages follow*]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

AMERICAN BATTERY TECHNOLOGY COMPANY

By: ______________________________

Name: Jesse Deutsch
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

HIGH TRAIL INVESTMENTS ON LLC

By: ______________________________
Name: Eric Helenek
Title: Authorized Signatory

BUYER:

HIGH TRAIL SPECIAL SITUATIONS LLC

By: ______________________________
Name: Eric Helenek
Title: Authorized Signatory

SCHEDULE OF BUYERS

(1) Buyer	(2) Address	(3) Aggregate Principal Amount of Initial Purchased Notes	(4) Aggregate Purchase Price of Initial Purchased Notes	(5) Maximum Aggregate Principal Amount of Company Option Notes	(6) Maximum Aggregate Purchase Price of Company Option Notes	(7) Maximum Aggregate Principal Amount of Investor Option Notes	(8) Maximum Aggregate Purchase Price of Investor Option Notes	(9) Maximum Aggregate Purchase Price of Purchased Notes	(10) Legal Representative's Address
High Trail Investments ON LLC	High Trail Capital 80 River Street, Suite 4C Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: notices@hightrailcap.com	$11,914,583.33	$10,212,500.00	$6,372,916.67	$5,462,500.00	$5,937,500.00	$5,089,285.71	$20,764,285.71	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: (858) 523-5400 Attention: Michael E. Sullivan
High Trail Special Situations LLC	High Trail Capital 80 River Street, Suite 4C Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: notices@hightrailcap.com	$13,168,750.00	$11,287,500.00	$7,043,750.00	$6,037,500.00	$6,562,500.00	$5,625,000.00	$22,950,000.00	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: (858) 523-5400 Attention: Michael E. Sullivan
TOTAL		$25,083,333.33	$21,500,000.00	$13,416,666.67	$11,500,000.00	$12,500,000.00	$10,714,285.71	$43,714,285.71	

Exhibit A

Form of Senior Secured Convertible Note

AMERICAN BATTERY TECHNOLOGY COMPANY

Senior Secured Convertible Note due 2025

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT.

AMERICAN BATTERY TECHNOLOGY COMPANY

Senior Secured Convertible Note due 2025

Certificate No. A-[●]

American Battery Technology Company, a Nevada corporation (the "**Company**"), for value received, promises to pay to [●] (the "**Initial Holder**"), or its registered assigns, one hundred percent (100%) of the principal sum of [●] ($[●]) (such principal sum, the "**Principal Amount**") on September 1, 2025, and to pay any outstanding interest thereon, as provided in this Note, in each case, as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to "dollars" or "$" are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[*The Remainder of This Page Intentionally Left Blank; Signature Page Follows*]

IN WITNESS WHEREOF, American Battery Technology Company has caused this instrument to be duly executed as of the date set forth below.

American Battery Technology Company

Date: [●]

By: ______________________________

Name: [●]

Title: [●]

AMERICAN BATTERY TECHNOLOGY COMPANY

Senior Secured Convertible Note due 2025

This Note (this "**Note**" and, collectively with any Note issued in exchange therefor or in substitution thereof, the "**Notes**") is issued by American Battery Technology Company, a Nevada corporation (the "**Company**"), and designated as its "Senior Secured Convertible Notes due 2025."

Section 1. DEFINITIONS.

"**Affiliate**" has the meaning set forth in Rule 144 under the Securities Act.

"**ATM Issuance**" means an Equity Issuance made pursuant to an ATM Program.

"**ATM Program**" means an "at-the-market" offering within the meaning of Rule 415(a)(4) of the Securities Act approved by written agreement by the Holder (which approval may be granted or revoked at any time by the Holder in its sole discretion).

"**Attribution Parties**" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

"**Authorized Denomination**" means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.

"**Bankruptcy Law**" means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

"**Board of Directors**" means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

"**Business Combination Event**" has the meaning set forth in **Section 10**.

"**Business Day**" means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; *provided*, *however*, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any

governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

"**Capital Lease**" means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

"**Capital Lease Obligation**" means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"**Capital Stock**" of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

"**Cash**" means all cash and liquid funds.

"**Cash Equivalents**" means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government , or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service; (D) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State, or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service.

"**Cash Sweep Amount**" means, with respect to any Cash Sweep Financing, twenty percent (20.0%) of the gross proceeds from such financing.

"**Cash Sweep Certification**" has the meaning set forth in **Section 4(D)(ii)**.

"**Cash Sweep Financing**" means any Equity Issuance other than issuances of solely the Company's Common Stock (i) at a price per share above the Conversion Price, (ii) pursuant to the June Plan prior to the date upon which the Common Stock is listed on Nasdaq, (iii) pursuant to an ATM Program (other than an ATM Program in which a single investor or group of investors is sold or issued in excess of three million dollars ($3,000,000) in the aggregate of Common Stock in a single transaction or series of related transactions) or (iv) pursuant to an Equity Line of Credit.

"**Cash Sweep Notice**" has the meaning set forth in **Section 4(C)(ii)**.

"**Cash Sweep Payment**" has the meaning set forth in **Section 4(C)(i)**.

"**Close of Business**" means 5:00 p.m., New York City time.

"**Commission**" means the U.S. Securities and Exchange Commission.

"**Common Stock**" means the common stock, par value $0.0001 per share, of the Company, subject to **Section 7(H)**.

"**Common Stock Change Event**" has the meaning set forth in **Section 7(H)(i)(4)**.

"**Collateral**" shall mean (i) all deposit accounts, securities accounts and investment accounts of the Company, (ii) the Company's real property located at 2500 Peru Drive, McCarran, NV 89434, and (iii) subject to **Section 9(Z)**, the Company's real property set forth on **Exhibit C** hereto.

"**Collateral Agent**" means High Trail Investments ON LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

"**Company Redemption**" has the meaning set forth in **Section 8(A)**.

"**Company Redemption Date**" has the meaning set forth in **Section 8(A)**.

"**Company Redemption Equity Conditions**" will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (D) no delisting (if applicable) or suspension by the principal, in terms of volume, Eligible Market on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Market or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Market; and (E) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

"**Company Redemption Equity Conditions Period**" has the meaning set forth in **Section 8(A)**.

"**Company Redemption Notice**" has the meaning set forth in **Section 8(A)**.

"**Company Redemption Price**" means a cash amount equal to the greater of (A) one hundred ten percent (110%) of the then outstanding Principal Amount of this Note, plus accrued and unpaid interest on this Note and (B) the sum of (i) one hundred fifteen percent (115%) of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Company Redemption; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) day period ending on, and including, the VWAP Trading Day immediately preceding the effective date of such Company Redemption and (ii) the accrued and unpaid interest on this Note.

"**Compliance Certificate**" has the meaning set forth in **Section 9(J)(iii)**.

"**Contingent Obligation**" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

"**Control Agreement**" means an account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Holder, between with Holder and each financial institution with which each the Company and/or its Subsidiaries, as applicable, maintains from time to time any deposit accounts (general or special), securities accounts, brokerage accounts or other similar accounts.

"**Controlled Account**" has the meaning set forth in **Section 9(J)(i)**.

"**Conversion Consideration**" has the meaning set forth in **Section 7(D)(i)**.

"**Conversion Date**" means the first Business Day on which the requirements set forth in **Section 7(C)(i)** to convert this Note are satisfied.

"**Conversion Price**" means, as of any time, an amount equal to (A) one thousand dollars ($1,000) *divided by* (B) the Conversion Rate in effect at such time.

"**Conversion Rate**" initially means 1,629.1952[1] shares of Common Stock per $1,000 Principal Amount of Notes; *provided*, *however*, that the Conversion Rate is subject to adjustment pursuant to **Section 7**; *provided, further*, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

"**Conversion Settlement Date**" has the meaning set forth in **Section 7(D)(iii)**.

"**Copyright License**" means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

"**Copyrights**" means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

"**Covering Price**" has the meaning set forth in **Section 7(D)(v)(1)**.

"**Daily VWAP**" means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on the principal (in terms of volume) Eligible Market on which the Common Stock is listed or trading) as displayed under the heading "Bloomberg VWAP" on Bloomberg page "ABML <EQUITY> VAP" (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

"**Default**" means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

"**Default Interest**" has the meaning set forth in **Section 11(D)**.

"**Deferred Partial Redemption Payment**" has the meaning set forth in **Section 4(A)(ii)**.

"**Disqualified Stock**" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

[1] **NTD**: For Subsequently Purchased Notes, the amount (rounded to the nearest fourth decimal place) equal to a fraction (1) whose numerator is $1,000; and (2) whose denominator is one hundred ten percent (110%) of the Nasdaq Minimum Price (as defined in Nasdaq Rule 5635(d)) on the date of the applicable Subsequently Purchased Notes Notice, with respect to any Subsequently Purchased Notes (or, if such date is not a Trading Day, or if the Subsequently Purchased Notes Notice is delivered before 4:00 p.m., New York City time, the Nasdaq Minimum Price on the immediately preceding Trading Day).

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

"**DTC**" means The Depository Trust Company.

"**Eligible Market**" means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or, but solely prior to the issuance of any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement), the OTCQX (or any of their respective successors).

"**Equity Interest**" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any "equity security" (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

"**Equity Issuance**" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries of any Equity Interests (including any Equity Interests issued upon exercise or conversion of any Equity Rights and the issuance of any Equity Interests pursuant to any "at-the-market" offering or Equity Line of Credit) or any Equity Rights, or (b) the receipt by the Company or any of its Subsidiaries of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case for bona fide capital-raising purposes and other than (i) any issuance of Equity Interests upon the exercise of any Equity Rights outstanding as of the date hereof provided, that such issuance is made pursuant to the terms of such Equity Rights in effect on the date hereof and such Equity Rights are not amended to increase the number of such Equity Interests or to decrease the exercise price, exchange price or conversion price of Equity Rights, (ii) Equity Interests issuable pursuant to an Approved Stock Plan (as defined in the Securities Purchase Agreement) or upon the exercise of any Equity Rights or upon the lapse of forfeiture restrictions on awards made pursuant to an Approved Stock Plan (including Equity Interests withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or (iii) Common Stock issuable upon the exercise of stock options or upon the lapse of forfeiture restrictions on awards made pursuant to, any stock option exchange program

of the Company that is approved by the Board of Directors or the compensation committee thereof or the Company's stockholders, whether now in effect or hereafter implemented.

"**Equity Line Issuance**" means an Equity Issuance made pursuant to an Equity Line of Credit.

"**Equity Line of Credit**" means an equity line of credit solely for the issuance of common stock approved by written agreement by the Holder (which approval may be granted or revoked at any time by the Holder in its sole discretion).

"**Equity Rights**" shall mean, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

"**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"**Event of Default**" has the meaning set forth in **Section 11(A)**.

"**Event of Default Acceleration Amount**" means, with respect to the delivery of a notice pursuant to **Section 11(B)(ii)** declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (A) the sum of (i) one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest on this Note or (B) the sum of (i) one hundred fifteen percent (115%) of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Holder delivers such notice pursuant to **Section 11(B)(ii)**; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the greater of (x) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the Holder delivers such notice pursuant to **Section 11(B)(ii)** and (y) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred (or the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred) and (ii) the accrued and unpaid interest on this Note.

"**Event of Default Notice**" has the meaning set forth in **Section 11(C)**.

"**Event of Default Stock Payment**" has the meaning set forth in **Section 5(C)**.

"**Event of Default Stock Payment Date**" means any date on which the Holder delivers an Event of Default Stock Payment Notice pursuant to **Section 5(C)** hereunder.

"**Event of Default Stock Payment Delivery Date**" has the meaning set forth in **Section 5(C)**.

"**Event of Default Stock Payment Notice**" has the meaning set forth in **Section 5(C)**.

"**Event of Default Stock Payment Price**" means, with respect to any Event of Default Stock Payment Date, an amount equal to one hundred percent (100%) of the lowest of the ten (10) Daily VWAPs immediately prior to such Event of Default Stock Payment Date.

"**Ex-Dividend Date**" means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

"**Excess Shares**" has the meaning set forth in **Section 7(I)(i)**.

"**Exchange Act**" means the U.S. Securities Exchange Act of 1934, as amended.

"**Expiration Date**" has the meaning set forth in **Section 7(F)(i)(5)**.

"**Expiration Time**" has the meaning set forth in **Section 7(F)(i)(5)**.

"**Feedstock Facilities**" means credit facilities that do not allow for borrowings in excess of fifteen million dollars ($15,000,000) in the aggregate at any one time, which are secured solely by security interests in feedstock raw materials acquired by the Company and its Subsidiaries and the account receivable of the Company and its Subsidiaries, and the proceeds of which may be used solely for the acquisition of feedstock raw materials by the Company and it Subsidiaries; provided that (i) the borrowing base under such credit facilities may not exceed the purchase price of the feedstock raw materials acquired using the proceeds of such credit facilities and (ii) the provider of such credit facilities shall have entered into an intercreditor agreement with the Holder, in form and substance reasonably acceptable to the Holder.

"**Freely Tradable**" means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares are subject to an effective registration statement and listing application with respect to an Eligible Market (to the extent applicable) filed in accordance with Section 4(w) of the Securities Purchase Agreement or (B) such shares may be sold pursuant to Rule 144 without volume limitation.

"**Fundamental Change**" means any of the following events:

(A) a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect "beneficial owner" (as defined below) of shares of the Company's common equity representing more than fifty percent (50%) of the voting power of all of the Company's then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company's

Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); *provided*, *however*, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly "beneficially owned" (as defined below) all classes of the Company's common equity immediately before such transaction directly or indirectly "beneficially own," immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this **clause (B)**;

(C) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed (if applicable) or traded on any Eligible Market.

For the purposes of this definition, (x) any transaction or event described in both **clause (A)** and in **clause (B)** above (without regard to the proviso in **clause (B)**) will be deemed to occur solely pursuant to **clause (B)** above (subject to such proviso); and (y) whether a Person is a "**beneficial owner**" and whether shares are "**beneficially owned**" will be determined in accordance with Rule 13d-3 under the Exchange Act.

"**Fundamental Change Notice**" has the meaning set forth in **Section 6(C)**.

"**Fundamental Change Repurchase Date**" means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in **Section 6(B)**.

"**Fundamental Change Repurchase Price**" means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) one hundred ten percent (110%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), plus accrued and unpaid interest on this Note to be so repurchased and (B) the sum of (i) one hundred ten percent (110%) of the product of (a) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (b) the total then outstanding Principal Amount (expressed in thousands) of this Note; and (c) the highest Daily VWAP per share of Common Stock occurring during the ten (10) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding the effective date of such Fundamental Change and (ii) the accrued and unpaid interest on this Note.

"**GAAP**" means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards

Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

"**Holder**" means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term "**including**" means "including without limitation," unless the context provides otherwise.

"**Holder Conversion Notice**" has the meaning set forth in **Section 7(C)(i)**.

"**Indebtedness**" means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

"**Independent Investigator**" has the meaning set forth in **Section 9(R)**.

"**Initial Holder**" has the meaning set forth in the cover page of this Note.

"**Intellectual Property**" means all of the Company's Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company's applications therefor and reissues, extensions, or renewals thereof; and the Company's goodwill associated with any of the foregoing, together with the Company's rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

"**Investment**" means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

"**Issue Date**" means [●], 20[●].

"**June Plan**" means that offering described in the prospectus supplement filed by the Company on June 26, 2023, provided that the terms of such offering are not subsequently amended, modified or otherwise changed without the written consent of the Holder.

"**Last Reported Sale Price**" of the shares of Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed (if applicable) or trading. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar

organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

"**License**" means any Copyright License, Patent License, Trademark License or other license of rights or interests.

"**Lien**" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements or research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

"**Market Disruption Event**" means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Market (or, if the Common Stock is not then listed on an Eligible Market, on the principal, in terms of volume, U.S. national or regional securities exchange on which the Common Stock is listed or quoted for trading) on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

"**Maturity Date**" means September 1, 2025.

"**Maximum Percentage**" has the meaning set forth in **Section 7(I)(i)**.

"**Minimum Liquidity Amount**" has the meaning set forth in **Section 9(J)(i)**.

"**Open of Business**" means 9:00 a.m., New York City time.

The term "**or**" is not exclusive, unless the context expressly provides otherwise.

"**Other Holder**" means any person in whose name any Other Note is registered on the books of the Company.

"**Other Notes**" means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

"**Partial Redemption Date**" means, with respect to this Note, (A) the fifteenth calendar day of each month beginning on September 15, 2023 and (B) if not otherwise included in **clause (A)**, the Maturity Date.

"**Partial Redemption Notice**" has the meaning set forth in **Section 4(A)**.

"**Partial Redemption Payment**" means, for any date that is a Partial Redemption Date, an amount equal to up to [●] dollars ($[●])[2], as determined by Holder in its sole discretion; *provided*, that the Holder and the Company may agree to increase the size of any Partial Redemption Payment by mutual written consent.

"**Patent License**" means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

"**Patents**" means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

"**Permitted Indebtedness**" means (A) Indebtedness evidenced by this Note and all other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Subordinated Indebtedness of the Company; (E) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed one hundred thousand dollars ($100,000) at any time outstanding; (F) Indebtedness represented by Department of Energy loans (or loans pursuant to other local, state or federal government loan programs); *provided*, that such loans (i) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date, (ii) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note, and (iii) shall be unsecured and subordinated to the Notes; (G) Feedstock Facilities; and (H) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (G).

"**Permitted Intellectual Property Licenses**" means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm's length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

"**Permitted Investment**" means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency

[2] **NTD**: To be (i) for an Initial Purchased Note, the product of (x) $1,800,000, multiplied by (y) a fraction, the numerator of which is the Principal Amount of this Note and the denominator of which is the Principal Amount of all Initial Purchased Notes and (ii) for a Subsequently Purchased Note, the quotient of (x) 1.25 divided by (y) 17.5, multiplied by the Principal Amount of this Note.

or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least $5,000,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company's business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company's Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed fifty thousand dollars ($50,000) at any time; (G) Investments in Wholly Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; (I) Investments consisting of acquisitions of one hundred percent (100%) of the equity interest in businesses in the battery recycling and/or mining/mining exploration industries for consideration consisting solely of Cash and/or the Company's Equity Interests, or a combination thereof in transactions approved by the Company's Board of Directors or a majority of the members of a committee of directors of the Company or an applicable Subsidiary established for such purpose, provided that upon completion of any such acquisition the Holder is granted a valid first lien security interest in the equity interests in the acquired business and all deposit accounts, securities accounts and investment accounts and owned real property acquired in connection with such acquisition and (J) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

"**Permitted Liens**" means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers' compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company's business and not interfering in any material respect with the business of the licensor;

(G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens securing Indebtedness permitted under clause (G) of the definition of Permitted Indebtedness; (L) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C) and (E) of the definition of Permitted Indebtedness; and (M) Liens in favor of Holder or the Collateral Agent.

"**Permitted Transfers**" means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than two hundred fifty thousand dollars ($250,000) in the aggregate in any twelve (12) month period.

"**Person**" or "**person**" means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"**Principal Amount**" has the meaning set forth in the cover page of this Note; *provided, however*, that the Principal Amount of this Note will be subject to reduction (A) pursuant to **Section 5**, **Section 6,** and **Section 7** and (B) by an amount equal to (i) the sum of (x) the sum of all Cash Sweep Payments made pursuant to **Section 4(D)** made prior to the date of determination of the Principal Amount of the Note then outstanding plus (y) the sum of all Partial Redemption Payments (including any Deferred Partial Redemption Payments) made prior to the date of determination of the Principal Amount of the Note then outstanding.

"**Reference Property**" has the meaning set forth in **Section 7(H)(i)(4)**.

"**Reference Property Unit**" has the meaning set forth in **Section 7(H)(i)(4)**.

"**Reported Outstanding Share Number**" has the meaning set forth in **Section 7(I)(i)**.

"**Repurchase Upon Fundamental Change**" means the repurchase of any Note by the Company pursuant to **Section 6**.

"**Required Holders**" has the meaning set forth in the Securities Purchase Agreement.

"**Required Reserve Amount**" has the meaning in **Section 9(R)**.

["**Requisite Stockholder Approval**" means the stockholder approval contemplated by Nasdaq Listing Rule 5635(d) (or similar rule of the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule; *provided, however*, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading), such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 7(ii).][3]

"**Rule 144**" means Rule 144 promulgated under the Securities Act.

"**Scheduled Trading Day**" means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Market on which the Common Stock is listed or trading. If the Common Stock is not so listed or traded, then "Scheduled Trading day" means a Business Day.

"**Securities Act**" means the U.S. Securities Act of 1933, as amended.

"**Security Agreements**" has the meaning set forth in the Security Purchase Agreement.

"**Security Document**" has the meaning set forth in the Security Purchase Agreement.

"**Securities Purchase Agreement**" means that certain Securities Purchase Agreement, dated as of [●], 2023, by and among the Company, High Trail Investments ON LLC and High Trail Special Situations LLC providing for the issuance of this Note.

"**Security Grant Date**" has the meaning set forth in **Section 9(Z)**.

"**Share Delivery Date**" any (i) Event of Default Stock Payment Delivery Date or (ii) Conversion Settlement Date.

"**Significant Subsidiary**" means, with respect to any Person, any Subsidiary of such Person that constitutes a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

"**Spin-Off**" has the meaning set forth in **Section 7(F)(i)(3)(b)**.

"**Spin-Off Valuation Period**" has the meaning set forth in **Section 7(F)(i)(3)(b)**.

[3] **NTD**: Included in any Subsequently Purchased Notes.

"**Stock Payment Determination Date**" means (i) with respect to an Event of Default Stock Payment, the date of delivery of the related Event of Default Stock Payment Notice, and (ii) with respect to the delivery of Conversion Consideration, the related Conversion Date.

"**Subordinated Indebtedness**" means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

"**Subsidiary**" means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

"**Successor Corporation**" has the meaning set forth in **Section 10(A)**.

"**Successor Person**" has the meaning set forth in **Section 7(H)(i)**.

"**Tender/Exchange Offer Valuation Period**" has the meaning set forth in **Section 7(F)(i)(5)**.

"**Total Market Capitalization**" means, with respect to the date of determination, the product of (i) the total number of non-restricted shares of Common Stock outstanding and (ii) the Daily VWAP on such date.

"**Trademark License**" means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

"**Trademarks**" means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

"**Trading Day**" means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Market on which the Common Stock is

listed or trading; and (B) there is no Market Disruption Event that has not been waived by the Holder. If the Common Stock is not so listed or traded, then "Trading Day" means a Business Day.

"**Transaction Documents**" has the meaning set forth in the Securities Purchase Agreement.

"**UCC**" means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

"**Undelivered Shares**" has the meaning set forth in **Section 7(D)(iv)**.

"**VWAP Market Disruption Event**" means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

"**VWAP Trading Day**" means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then "VWAP Trading Day" means a Business Day.

"**Wholly Owned Subsidiary**" of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

["**Withheld Shares**" has the meaning set forth in **Section 7(I)(ii)**.][4]

Section 2. PERSONS DEEMED OWNERS.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. REGISTERED FORM.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

[4] **NTD**: Included in any Subsequently Purchased Notes.

Section 4. **PARTIAL REDEMPTION PAYMENTS; MATURITY DATE PAYMENT; PREPAYMENT.**

(A) *Partial Redemption Payments*.

(i) If the Holder wishes to elect to require the Company to redeem all or a portion of this Note for a Partial Redemption Payment (including any Deferred Partial Redemption Payments), the Holder shall deliver to the Company a written notice of any such election (a "**Partial Redemption Notice**"), including the applicable amount of the Partial Redemption Payment (including any Deferred Partial Redemption Payment), at least ten (10) Trading Days prior to the applicable Partial Redemption Date in order to make an effective election. Such notice may be canceled by the Holder at any time prior to the receipt of the applicable Partial Redemption Payment from the Company. The Company shall pay the Holder the Partial Redemption Payment by wire transfer of immediately available funds on the applicable Partial Redemption Date.

(ii) Notwithstanding the foregoing, the Holder may, in its sole discretion, despite such election, subsequently defer any Partial Redemption Payment (including any prior Deferred Partial Redemption Payment) (or any portion thereof) one or more times prior to the applicable Partial Redemption Date to any subsequent Partial Redemption Date (in which case such deferred Partial Redemption Payment shall become a "**Deferred Partial Redemption Payment**"), in which case, on the applicable Partial Redemption Date, the Company will pay the Holder an amount in cash equal to such Partial Redemption Payment (including any Deferred Partial Redemption Payments) to be paid on such date.

(iii) Any Partial Redemption Payment (including any Deferred Partial Redemption Payments) paid pursuant to this **Section 4(A)** shall reduce the Principal Amount by such paid amount. If this Note (or any portion of this Note) is to be redeemed pursuant to this **Section 4(A)**, then, from and after the date the related Partial Redemption Payment is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

(B) *Maturity Date Payment*. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the then-outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.

(C) *Cash Sweep Payments*.

(i) For purposes of this Note, any payment made to the Holder pursuant to **Section 4(C)** shall be referred to as a **"Cash Sweep Payment"**.

(ii) Concurrently with the completion of any Cash Sweep Financing , the Company shall certify to Holder in writing (i) the amount of the applicable Cash Sweep Financing and (ii) the calculation of the potential Cash Sweep Amount with respect to such Cash Sweep Financing (including a certification that such Cash Sweep Amount was calculated in accordance with the terms hereof) (such certification a "**Cash Sweep Certification**"); *provided*, *however*, that, unless consented to by the Holder in writing, in the event that the extent of such Cash Sweep Financing and Cash Sweep Amount is such that

the information required in such certification would constitute material non-public information regarding the Company, then the Company shall also concurrently publicly disclose such material non-public information on a Current Report on Form 8-K or otherwise.

(iii) The Holder shall have the right to require the Company, exercisable by delivery of written notice to the Company of exercise of such right (a "**Cash Sweep Notice**"), to pay to the Holder in cash within one (1) Business Day following the delivery of such Cash Sweep Notice (regardless of whether the Company actually delivers a Cash Sweep Certification), all or a portion of the Cash Sweep Amount with respect to such Cash Sweep Financing.

(D) *Prepayment*. Except as expressly set forth in **Section 8** hereof, the Company may not prepay the Note without the written consent of the Holder.

Section 5. METHOD OF PAYMENT; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) *Method of Payment*. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(B) *Delay of Payment when Payment Date is Not a Business Day*. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

(C) *Event of Default Stock Payments*. If an Event of Default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with this Note, then the Holder may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of Common Stock (an "**Event of Default Stock Payment**"), and shall deliver to the Company a written notice of such election stating which portion thereof the Holder has elected to receive in shares of Common Stock (an "**Event of Default Stock Payment Notice**"); provided that Holder may not elect to receive such Event of Default Stock Payment during any period during which the Company is subject to the limitations set forth in [●][5]; and provided further that to the extent that the Holder's rights to elect to receive an Event of Default Stock Payment is determined to be in violation of [●][6], as in effect as of the date hereof, Holder shall have no right to receive an Event of Default Stock Payment. On or before the second (2nd) Business Day following the date of delivery of any Event of Default Stock Payment Notice hereunder (the "**Event of Default Stock Payment Delivery Date**"), the Company shall issue and deliver to the Holder, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Event of Default Acceleration Amount (or applicable portion thereof) by the Event of Default Stock Payment Price as of the date of delivery of the Event of Default Stock Payment Notice; *provided*, that, if the Company fails to timely issue and deliver to the Holder such shares of Common Stock, then the Holder may revoke its election to receive shares of Common Stock

[5] NTD: reference the relevant section of the relevant agreement that contains a VRT restriction.
[6] NTD: reference the relevant section of the relevant agreement that contains a VRT restriction.

and elect to receive such Event of Default Acceleration Amount (or any portion thereof) in cash at any time prior to delivery of such shares of Common Stock. Any portion of the Event of Default Acceleration Amount not paid in shares of Common Stock because the Holder did not elect, or effectively revoked its election, to receive shares of Common Stock for such Event of Default Acceleration Amount (or applicable portion thereof) will be paid in cash; provided, that the Holder may deliver multiple Event of Default Stock Payment Notices in accordance with this **Section 5(C)** to the extent that any portion of the Event of Default Acceleration Amount remains unpaid when due in accordance with this Note.

Section 6. REQUIRED REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE.

(A) *Repurchase Upon Fundamental Change*. Subject to the other terms of this **Section 6**, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) *Fundamental Change Repurchase Date*. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder's choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to **Section 6(C)**; and (y) the effective date of such Fundamental Change.

(C) *Fundamental Change Notice*. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the "**Fundamental Change Notice**") thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) *Effect of Repurchase*. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

Section 7. CONVERSION.

(A) *Right to Convert*.

(i) *Generally*. Subject to the provisions of this **Section 7**, the Holder may, at its option, convert this Note, including any portion constituting a Partial Redemption Payment, into Conversion Consideration.

(ii) *Conversions in Part*. Subject to the terms of this **Section 7**, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this **Section 7** applying to the conversion of this Note in whole will equally apply to conversions of any

permitted portion of this Note.

(B) *When this Note May Be Converted.*

(i) *Generally*. The Holder may convert this Note at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date. For the avoidance of doubt, the Holder's right to convert this Note shall not be impacted by a prior notice or election to defer any Partial Redemption Payment delivered by the Holder pursuant to **Section 4(A)** hereof.

(ii) *Limitations and Closed Periods*. Notwithstanding anything to the contrary in this **Section 7**, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this **Section 7(B)(ii)** shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with **Section 6**.

(C) *Conversion Procedures*.

(i) *Generally*. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on **Exhibit A** or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a "**Holder Conversion Notice**"). For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with **Section 14**. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Shares are delivered.

(ii) *Holder of Record of Conversion Shares*. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(iii) *Taxes and Duties*. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.

(D) *Settlement upon Conversion*.

(i) *Generally*. Subject to **Section 7(D)(ii)**, the consideration (the "**Conversion Consideration**") due in respect of each one thousand dollars ($1,000) Principal Amount of this Note, including any portion constituting a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred

Partial Redemption Payment, to be converted will consist of the following:

(1) subject to **Section 7(D)(iii)**, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and

(2) cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii) *Fractional Shares*. The total number of shares of Common Stock due in respect of any conversion of this Note pursuant to this **Section 7**, including any portion constituting a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred Partial Redemption Payment will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; *provided*, *however*, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(iii) *Delivery of the Conversion Consideration*. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting a Partial Redemption Payment required to be paid by the Company on the next Partial Redemption Date or any outstanding Deferred Partial Redemption Payment, to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Market (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the "**Conversion Settlement Date**").

(iv) *Company Failure to Timely Deliver Stock Payments*. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date to deliver shares of Common Stock in accordance with **Section 5(C)** or **Section 7(C)** (such shares to which Holder is entitled referred to as the "**Undelivered Shares**"); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder's behalf or acting with respect to such Undelivered Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder's right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1) pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the "**Covering Price**"); or

(2) promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment

Determination Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company's obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock as required pursuant to the terms hereof. In addition to the foregoing, if the Company fails for any reason to deliver Common Stock to the Holder by the applicable Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Shares (based on the Daily VWAP on the applicable Share Delivery Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Conversion Settlement Date until the cash amount set forth in **Section 7(D)(v)(1)** is paid to the Holder or the shares of Common Stock are delivered to the Holder pursuant to **Section 7(D)(v)(2)**.

(v) *Effect of Conversion*. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(E) *Common Stock Issued upon Conversion*.

(i) *Status of Conversion Shares; Listing*. Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Any shares of Common Stock issued pursuant to this Note will be Freely Tradable.

(ii) *Transferability of Conversion Shares*. Any shares of Common Stock issued pursuant to this Note will be Freely Tradable.

(F) *Adjustments to the Conversion Rate*.

(i) *Events Requiring an Adjustment to the Conversion Rate*. The Conversion Rate will be adjusted from time to time as follows:

(1) *Stock Dividends, Splits and Combinations*. If the Company issues

solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which **Section 7(H)** will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR_0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;
CR_1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;
OS_0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS_1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this **Section 7(F)(i)(1)** is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) *Rights, Options and Warrants*. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in **Section 7(F)(v)** will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR_0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR_1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this **Section 7(F)(i)(2)**, in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3) *Spin-Offs and Other Distributed Property.*

(a) *Distributions Other than Spin-Offs*. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(v) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to **Section 7(F)(i)(1)** or **Section 7(F)(i)(2)**;

(w) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to **Section 7(F)(i)(4)**;

(x) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in **Section 7(F)(v)**;

(y) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to **Section 7(F)(i)(3)(b)**; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which **Section 7(H)** will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR_0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR_1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, *however*, that if *FMV* is equal to or greater than *SP*, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) *Spin-Offs*. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which **Section 7(H)** will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a "**Spin-Off**"), then the Conversion Rate will be increased based on the following formula:

where:

CR_0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR_1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the "**Spin-Off Valuation Period**") beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock

or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this **Section 7(F)(i)(3)(b)** will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this **Section 7(F)(i)(3)(b)** is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) *Cash Dividends or Distributions*. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR_0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR_1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, *however*, that if *D* is equal to or greater than *SP*, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for

such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) *Tender Offers or Exchange Offers.* If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the "**Expiration Date**") on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR_0 = the Conversion Rate in effect immediately before the time (the "**Expiration Time**") such tender or exchange offer expires;

CR_1 = the Conversion Rate in effect immediately after the Expiration Time;

AC = the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS_0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS_1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the "**Tender/Exchange Offer Valuation Period**") beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, *however*, that the Conversion Rate will in no event be adjusted down pursuant to this **Section 7(F)(i)(5)**, except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this **Section 7(F)(i)(5)** will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii) *No Adjustments in Certain Cases*.

(1) *Where the Holder Participates in the Transaction or Event Without Conversion*. Notwithstanding anything to the contrary in **Section 7(F)(i)**, the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to **Section 7(F)(i)** (other than a stock split or combination of the type set forth in **Section 7(F)(i)(1)** or a tender or exchange offer of the type set forth in **Section 7(F)(i)(5)**) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.

(2) *Certain Events*. The Company will not be required to adjust the Conversion Rate except as provided in **Section 7(F)** and **Section 7(H)**. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a) except as otherwise provided in **Section 7(F)**, the sale of shares of Common Stock for a purchase price that is less than the market

price per share of Common Stock or less than the Conversion Price;

(b) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(c) the issuance of any shares of Common Stock, restricted stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(d) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to **Section 7(F)(i)(3)(a)** in connection with the separation of rights under the Company's stockholder rights plan existing, if any, as of the Issue Date);

(e) repurchases of shares of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by **Section 7(F)(i)(5)**;

(f) solely a change in the par value of the Common Stock; or

(g) accrued and unpaid interest on this Note.

(iii) *Adjustments Not Yet Effective.* Notwithstanding anything to the contrary in this Note, if:

(1) this Note is to be converted;

(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to **Section 7(F)(i)** has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(3) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the

Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(iv) *Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event.* Notwithstanding anything to the contrary in this Note, if:

(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to **Section 7(F)(i)**;

(2) a Note is to be converted;

(3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to **Section 7(C)(ii)**),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v) *Stockholder Rights Plans*. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to **Section 7(F)(i)(3)(a)** on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(vi) *Limitation on Effecting Transactions Resulting in Certain Adjustments*. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to **Section 7(F)(i)** or **Section 7(H)** to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(vii) *Equitable Adjustments to Prices*. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to **Section 7(F)(i)** that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(viii) *Calculation of Number of Outstanding Shares of Common Stock*. For purposes of this **Section 7(F)**, the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company's treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(ix) *Calculations*. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(x) *Notice of Conversion Rate Adjustments*. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to **Section 7(F)(i)**, the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(G) *Voluntary Adjustments*.

(i) *Generally*. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate on any portion of this Note for any period of time by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and (ii) such increase is irrevocable for the period of time specified by the Board of Directors. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.

(ii) *Notice of Voluntary Increases*. If the Board of Directors determines to increase the Conversion Rate pursuant to **Section 7(G)(i)**, then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.

(H) *Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales*.

(i) *Generally*. If there occurs:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a "**Common Stock Change Event**," and such other securities or other property, the "**Reference Property**," and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a "**Reference Property Unit**"), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this **Section 7** (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of **Section 7(A)**, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of "Fundamental Change," the term " Common Stock" and "common equity" will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of "Daily VWAP," substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the "**Successor Person**") will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this **Section 7(H)**; (y) provides for subsequent adjustments to the Conversion Rate pursuant to **Section 7(F)** and **Section 7(G)** in a manner consistent with this **Section 7(H)**; and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this **Section 7(H)**. If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) *Notice of Common Stock Change Events*. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii) *Compliance Covenant*. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this **Section 7(H)**.

(I) *Limitations on Conversions.*

(i) *Beneficial Ownership Limitation*. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the "**Maximum Percentage**") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted

portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this **Section 7(I)(i)**. For purposes of this **Section 7(I)(i)**, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion or issuance of shares of Common Stock would otherwise cause the Holder's beneficial ownership, as determined pursuant to this **Section 7(I)(i)**, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled *ab initio*, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; *provided that* (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or

Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this **Section 7(I)(i)** to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this **Section 7(I)(i)** or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii) *[Stock Exchange Limitations*. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion or otherwise pursuant to this Note, together with all other shares, if any theretofore issued upon conversion or otherwise pursuant to this Note exceed the limit contemplated by Nasdaq Listing Rule 5635(d) (or such similar rule of the principal, in terms of volume, Eligible Market on which the Common Stock is listed for trading), which for the avoidance of doubt, is equal to ***[insert # representing one share less share than 20% of the outstanding shares]*** shares in the aggregate. If any one or more shares of Common Stock are not delivered as a result of the operation of the preceding sentence (such shares, the "**Withheld Shares**"), then (1) on the date such shares of Common Stock are issuable hereunder (after giving effect to any limitations imposed under **Section 7(I)(i)**), the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion or shares otherwise due to the Holder hereunder, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date.][7]

Section 8. REDEMPTION OF THIS NOTE.

(A) *Company Redemption Election*. The Company may redeem all (but not less than all) of the then outstanding Principal Amount of this Note (a "**Company Redemption**"), beginning on [●][8], on a date to be determined by the Company (any such date a "**Company Redemption Date**"), for a cash redemption price equal to the Company Redemption Price; *provided,* that the Company must provide notice of a Company Redemption Date ("**Company Redemption Notice**") at least fifteen (15) days prior to such Company Redemption Date and the Company must have, on or prior to 9:00 am, New York City time, on the Trading Day immediately preceding such

[7] **NTD**: Included in any Subsequently Purchased Notes.
[8] **NTD**: To be the date that is six months after the Issue Date of the Initial Purchased Note.

notice delivery date, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise; *provided*, *however*, that this **Section 8A** will cease to have any force and effect if (i) any Default has occurred and is continuing or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders. The Holder may convert any portion of this Note prior to the payment of the Company Redemption Price. In the event there are additional notes outstanding issued pursuant to the Securities Purchase Agreement, the Company may not make a Company Redemption for this Note pursuant to this **Section 8(A)** unless the Company concurrently redeems such additional notes pursuant to Section 8(A) thereof. In the event that the Company exercises its right to make a Company Redemption pursuant this **Section 8(A)**, following the delivery of the Company Redemption Notice for such Company Redemption, the Company shall no longer be entitled to deliver a Subsequently Purchased Notes Notice under the Securities Purchase Agreement.

(B) *Effect of Company Redemption*. If this Note is to be redeemed in full pursuant to this **Section 8**, then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding.

(C) *Equity Conditions*. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption pursuant to this **Section 8** if the Company Redemption Equity Conditions are not satisfied during the period commencing on the date the Company Redemption Notice is delivered to the Holder and ending on, and including the Company Redemption Date (such period, the "**Company Redemption Equity Conditions Period**") (and the Company shall certify in writing to the Holder (i) on the date of the Company Redemption Notice, within such notice, that the Company Redemption Equity Conditions were satisfied as of the date of the Company Redemption Notice and (ii) on the Company Redemption Date that the Company Redemption Equity Conditions have continued to have been satisfied for the remainder of the Company Redemption Equity Conditions Period), unless such failure of the Company Redemption Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.

Section 9. AFFIRMATIVE AND NEGATIVE COVENANTS.

(A) *Stay, Extension and Usury Laws*. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) *Corporate Existence*. Subject to **Section 10**, the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, *however*, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) *Ranking*. All payments due under this Note initially shall (i) rank *pari passu* with all Other Notes, (ii) constitute the senior unsecured obligations of the Company and (iii) rank senior to any Subordinated Indebtedness; provided that following the Security Grant Date all payments due under this Note shall (i) rank *pari passu* with all Other Notes, (ii) be effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes and (iii) rank senior to any Subordinated Indebtedness.

(D) *Indebtedness; Amendments to Indebtedness*. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion; or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof, increases the principal amount thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company's or its Subsidiaries' obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(E) *Liens*. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F) *Investments*. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; *provided* that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) if (i) any Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to **Section 11(A)(ii)**, **Section 11(A)(iv)**, **Section 11(A)(vi)**, **Section 11(A)(ix)**, **Section 11(A)(x)**, **Section 11(A)(xi)** or **Section 11(A)(xv)**.

(G) *Distributions*. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary, within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this **Section 9(G)** for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to **Section 11(A)(ii)**, **Section 11(A)(iv)**, **Section 11(A)(vi)**, **Section 11(A)(ix)**, **Section 11(A)(x)**, **Section 11(A)(xi)** or **Section 11(A)(xv)**.

(H) *Transfers*. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.

(I) *Taxes*. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(J) *Minimum Liquidity*.

(i) Except as otherwise provided in **Section 9(J)(ii)**, the Company and its Subsidiaries shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States in a minimum amount equal to five million dollars ($5,000,000) (the "**Minimum Liquidity**

Amount"), which, after the Security Grant Date, shall be subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a "**Controlled Account**").

(ii) Upon the issuance of any Company Option Notes (as defined in the Securities Purchase Agreement), the Minimum Liquidity Amount shall be increased to seven million five hundred thousand dollars ($7,500,000) and the Minimum Liquidity Amount shall be held in one or more deposit accounts located in the United States.

(iii) On or prior to the first (1st) Business Day of each month (or, if earlier, immediately in the event an Event of Default has occurred as a result of a breach of **Section 9(G)**, **Section 9(J)(i)**, **Section 9(J)(ii)**, **Section 9(K)** or **Section 9(W)**, the Company shall provide to the Holder a certification, in the form attached hereto as **Exhibit B**, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of **Section 9(G)**, **Section 9(J)(i)** (or **Section 9(J)(ii)**, as applicable), **Section 9(K)** and **Section 9(W)** during the immediately preceding calendar month (a "**Compliance Certificate**"). If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.

(K) *Maintenance of June Plan, ATM Sales Agreement or Equity Line of Credit*. Prior to the date upon which the Company has been listed on Nasdaq, the June Plan shall at all times be in effect and the Company shall have at all times the ability to access it to issue shares of Common Stock. As of and after the date upon which the Company has been listed on Nasdaq, the Company shall terminate the June Plan and shall (i) at all times have in effect an agreement providing for (x) an ATM Program in place pursuant to which the Company may issue and sell shares of Common Stock from time to time or (y) an Equity Line of Credit and (ii) ensure that at all times the ATM Program and the Equity Line of Credit have available accessible aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).

(L) *Change in Nature of Business*. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(M) *Maintenance of Properties, Etc*. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(N) *Maintenance of Intellectual Property*. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(O) *Maintenance of Insurance*. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(P) *Transactions with Affiliates*. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm's length transaction with a Person that is not an affiliate thereof.

(Q) *Restricted Issuances*. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company's or its Subsidiaries' obligations under the Notes, including, without limitation, the payment of principal thereon.

(R) *Share Reserve*. So long as this Note remains outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Common Stock reserved for issuance of shares hereunder equal to the greater of (i) two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to the Securities Purchase Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the lower of (x) the official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded on the Trading Day immediately prior to such time of determination and (y) the average official closing price of the Common Stock on the principal (in terms of volume) Eligible Market upon which the Common Stock is then listed or traded for the five (5) Trading Days immediately prior to such time of determination and (ii) an amount equal to the sum total of, with respect to each Note issued pursuant to the Securities Purchase Agreement, one hundred percent (100%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of each such Note, and the denominator of which shall be the Conversion Price with respect to each such Note) (the "**Required Reserve Amount**"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this **Section 9(R)** be reduced other than in connection with any stock

combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(S) *Independent Investigation.* At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank (or, at the sole option of the Required Holders, an independent, reputable accounting firm) selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the "**Independent Investigator**"). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants' work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company's officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(T) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the

event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this **Section 9(T)** shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(U) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(V) The Company shall make available current public information to the extent required in order to permit Holder to sell Conversion Shares pursuant to Rule 144. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request.

(W) The Company shall not and shall not permit any Subsidiary to have Indebtedness (including the Principal Amount of this Note or any Other Notes) that shall ever be outstanding in an aggregate amount that equals or exceeds twenty percent (20%) of the Company's Total Market Capitalization at such time.

(X) The Company shall use its best efforts to list the Common Stock on Nasdaq by no later than September 30, 2023.

(Y) The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts located in the United States and subject to a Control Agreement entered into in favor of the Collateral Agent.

(Z) On or before [●][9] (the "**Security Grant Date**") (which period may be extended in the reasonable discretion of the Collateral Agent), the Company or relevant Subsidiary of the

[9] **NTD**: Insert date that is two (2) weeks following the date of the Securities Purchase Agreement.

Company shall deliver to the Collateral Agent (a) all Security Documents requested by the Holders (other than real property mortgages), which shall create a valid first lien security interest, and perfect such security interest, in all of the Collateral (other than any owned real property), including, without limitation, Security Agreements and UCC financing statements, (b) a subsidiary guaranty, in form and substance satisfactory to the Holders, executed by each Subsidiary of the Company, (c) a perfection certificate, in form and substance satisfactory to the Holders, which describes in detail reasonably acceptable to the Collateral Agent the Collateral to be delivered in connection with clause (a) above, and (d) with respect to such Security Documents, customary legal opinions relating to such Security Documents in form and substance satisfactory to the Holders. On or before [●][10] (which period may be extended in the reasonable discretion of the Collateral Agent), the Company or relevant Subsidiary of the Company shall deliver to the Collateral Agent (a) all Security Documents requested by the Holders relating to the Company's owned real property which forms part of the Collateral, which shall create a valid first lien security interest, and perfect such security interest, in such real property, including, without limitation, mortgages, and (b) with respect to such Security Documents regarding such real property Collateral, customary legal opinions relating to such Security Documents in form and substance satisfactory to the Holders. For a period of 60 days following the date of the Securities Purchase Agreement, the Company shall use commercially reasonable efforts to enter into an intercreditor or similar agreement with the persons who currently have a security interest with respect to the real property identified on Exhibit C hereto in order to allow such real property to be included as part of the Collateral.

Section 10. SUCCESSORS.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a "**Business Combination Event**"), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the "**Successor Corporation**") duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company's obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company

[10] **NTD**: Insert date that is thirty (30) days following the date of the Securities Purchase Agreement.

in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 11. DEFAULTS AND REMEDIES

(A) *Events of Default*. "**Event of Default**" means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of a Partial Redemption Payment, the Principal Amount, a Cash Sweep Payment or the Fundamental Change Repurchase Price under this Note;

(ii) a default for two (2) Business Days in the payment when due of the interest on this Note;

(iii) a default in the Company's obligation to issue shares pursuant to this Note;

(iv) a default in the Company's obligation to timely deliver a Fundamental Change Notice pursuant to **Section 6(C)**, Cash Sweep Certification in accordance with the requirements of **Section 4(D)** or Compliance Certificate, and such default continues for three (3) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Cash Sweep Certification or Compliance Certificate;

(v) any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred;

(vi) a default in any of the Company's obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses **(i)** – **(v)** or **(vii)** – **(xix)** of this **Section 11(A)**), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; *provided, however*, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) Business Days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in **Section 9(D)**, **Section 9(E)**, **Section 9(F)**, **Section 9(G)**, **Section 9(H)**, **Section 9(J)**, **Section 9(K)**, **Section 9(Q)**, **Section 9(R)**, **Section 9(W)**, or **Section 9(Y)** or **Section 9(Z)** of this Note or Section 4(bb) of the Securities Purchase Agreement;

(ix) the suspension from trading or failure of the Common Stock to be trading or listed (if applicable) on the Company's primary Eligible Market (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded for a period of three (3) consecutive Trading Days;

(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having an individual principal amount in excess of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least five hundred thousand dollars ($500,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having an aggregate principal amount in excess of five hundred thousand dollars ($500,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act in a manner that causes the Resale Registration Statement to become unavailable for resales of the Common Stock, or (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission in a manner that causes the Resale Registration Statement to become unavailable for resales of the Common Stock;

(xiii) after the Security Grant Date, any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xiv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by two hundred fifty thousand dollars ($250,000) or more in the aggregate while this Note remains outstanding shall be deemed to be material), whether or not insured (other than any damage, loss or destruction coincident with and resulting from the Company's business as a launch services provider); for clarity, an Event of Default under this **Section 11(A)(xiv)** will not require any curtailment of revenue;

(xv) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); for clarity, an Event of Default under this **Section 11(A)(xv)** will not require any curtailment of revenue;

(xvi) at any time the shares of Common Stock issuable pursuant to this Note are not Freely Tradable.

(xvii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not able to pay its debts as they become due; or

(xviii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law,

and, in each case under this **Section 11(A)(xviii)**, such order or decree remains unstayed and in effect for at least thirty (30) days.

(xix) the Company's stockholders approve any plan for the liquidation or dissolution of the Company.

(B) *Acceleration.*

(i) *Automatic Acceleration in Certain Circumstances*. If an Event of Default set forth in **Section 11(A)(xvii)** or **Section 11(A)(xviii)** occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii) *Optional Acceleration*. If an Event of Default (other than an Event of Default set forth in **Section 11(A)(xvii)** or **Section 11(A)(xviii)** with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C) *Notice of Events of Default*. Promptly, but in no event later than one (1) Business Day after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an "**Event of Default Notice**"), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) *Default Interest*. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest ("**Default Interest**") will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to fifteen percent (15%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) any Fundamental Change Repurchase Date, Conversion Settlement Date or any date that an Event of Default Acceleration Amount is paid by the Company to the Holder, and (iv) the Maturity Date.

Section 12. RANKING.

All payments due under this Note initially shall (i) rank *pari passu* with all Other Notes, (ii) constitute the senior unsecured obligations of the Company and (iii) rank senior to any

Subordinated Indebtedness; provided that following the Security Grant Date all payments due under this Note shall (i) rank *pari passu* with all Other Notes, (ii) be effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes and (iii) rank senior to any Subordinated Indebtedness.

Section 13. REPLACEMENT NOTES.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 14. NOTICES.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other's address, which initially is as follows:

American Battery Technology Company
100 Washington Street, Suite 100
Reno, NV 89503
Telephone: (775) 561-0454
Attention: General Counsel
Email address: BMeich@batterymetals.com

With a copy (which shall not constitute notice) to:

Holland & Hart LLP
555 17th Street, Suite 3200
Denver, CO 80202
Attention: Amy Bowler
Email address: ABowler@hollandhart.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 15. SUCCESSORS AND ASSIGNS.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder's successors and assigns.

Section 16. SEVERABILITY.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 17. HEADINGS, ETC.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 18. AMENDMENTS

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 19. GOVERNING LAW; WAIVER OF JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR

THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 20. SUBMISSION TO JURISDICTION.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 21. ENFORCEMENT FEES.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys' fees and expenses.

Section 22. ELECTRONIC EXECUTION.

The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

* * *

Exhibit A

Form of Conversion Notice

American Battery Technology Company

Senior Secured Convertible Note due 2025

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $__________________,000 in accordance with the following details.

Shares of Common Stock to be delivered:

____

Accrued interest amount:

____

DTC Participant Number:

____

DTC Participant Name:

____

Date:____________________ ____

(Legal Name of Holder)

By: ____

Name:

Title:

Exhibit B

Form of Covenant Compliance Certificate

The undersigned, the duly qualified and elected Chief Financial Officer of American Battery Technology Company, a Nevada corporation (the "**Company**"), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Convertible Note due 2025, issued [●], 20[●] (the "**Note**"), issued by the Company to [●], that:

(i) the Company satisfied the requirements of **Section 9(G)** of the Note during the calendar month ended [●];

(i) the Company satisfied the requirements of **Section 9(J)(i)** (or **Section 9(J)(ii)**, as applicable) of the Note during the calendar month ended [●]; and

(iii) the Company satisfied the requirements of **Section 9(K)** of the Note during the calendar month ended [●].

(iv) the Company satisfied the requirements of **Section 9(W)** of the Note during the calendar month ended [●].

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

AMERICAN BATTERY TECHNOLOGY COMPANY

By:___________________________________

Name:
Title:

Date: __________________

Exhibit C

Real Property

1. 395 Logan Lane, Fernley, Nevada
2. 390 Logan Lane, Fernley, Nevada
3. 695 East Sydney Drive, Sparks, Nevada

These Disclosure Schedules are being delivered pursuant to that certain Securities Purchase Agreement, dated as of August 28, 2023, by and among American Battery Technology Company, a Nevada corporation (the "Company"), and each of the buyers listed on the Schedule of Buyers attached thereto (the "Agreement). Capitalized terms used in these Disclosure Schedules that are not defined herein shall have the meanings given them in the Agreement.

These Disclosure Schedules correspond to the respectively numbered sections of the Agreement. The subheadings herein are included for convenience of reference only and shall be given no substantive, interpretive or other effect. No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material, unless it is specifically identified as being material.

These Disclosure Schedules and the information and disclosures contained herein or in the documents attached hereto or incorporated by reference herein shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants contained in the Agreement.

These Disclosure Schedules may include brief descriptions or summaries of certain agreements, claims, filings, and instruments, which descriptions or summaries do not purport to be comprehensive and are qualified in all respects by reference to such agreements, claims, filings, and instruments.

All references in these Disclosure Schedules to agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by parties or similar matters or statements are intended only to allocate rights and risks among the parties and are not intended to (i) be admissions against interests, (ii) give rise to any inference or proof of accuracy, (iii) be admissible against any party to the Agreement by any person who is not a party to the Agreement or (iv) give rise to any claim or benefit to any person who is not a party to the Agreement.

These Disclosure Schedules constitute a part of the Agreement and are incorporated into the Agreement for all purposes as if fully set forth therein.

SCHEDULE (l)

N/A

SCHEDULE 3(a)

LithiumOre Corp., a Nevada corporation

Aqua Metals Transfer, LLC, a Nevada limited liability company

SCHEDULE 3(g)

The Company has in place an engagement letter with Jett Capital Advisors LLC ("Jett Capital"), dated June 16, 2021, and has a verbal understanding with Jett Capital that Jett Capital will not claim any broker fees pursuant to such engagement with respect to this transaction. Because this understanding has not yet been memorialized in writing, the Company is scheduling the Jett Capital engagement as an exception to Section 3(g). Absent such verbal understanding, the Company could have potential exposure for (i) a cash fee equal to five percent (5%) of the proceeds from this transaction and (ii) warrants to purchase shares of Common Stock in an amount equal to five percent (5%) of the proceeds from this transaction. At the Initial Closing, five percent (5%) of the proceeds (excluding amounts owed to A.G.P./Alliance Global Partners) from the Initial Notes Purchase Price is approximately $769,421.20.

SCHEDULE 3(r)(ii)

(A) Convertible Securities

SUMMARY - EXERCISE PRICE					
EXERCISE PRICE	NUMBER O/S	WEIGHT OVERALL	W/A EXERCISE PRICE		W/A EXPIRATION (YEARS)
$ 0.08	10,500,000	0.1222	$ 0.0092		0.15
$ 0.25	1,616,000	0.0188	0.0047		0.01
$ 0.44	803,629	0.0094	0.0041		0.05
$ 0.70	23,390,087	0.2722	0.1905		0.40
$ 0.80	21,428,515	0.2493	0.1995		1.16
$ 0.88	857,143	0.0100	0.0087		0.05
$ 1.54	1,955,000	0.0227	0.0350		0.03
$ 1.75	25,389,611	0.2954	0.5170		0.93
	85,939,985		**$ 0.9687**		**2.78**

(B) Beneficial Owners - Convertible Securities

ISSUANCE EVENT	NUMBER O/S
Ryan Melsert	5,818,708
Andrés Meza	898,588
Scott Jolcover	190,753
Jesse Deutsch	285,712
	7,193,761

SCHEDULE 3(r)(iii)

See Warrant Workbook attached.

Registration rights in favor of Comstock Inc. pursuant to the Third Amended and Restated Membership Interest Purchase Agreement, by and between LiNico Corporation and American Battery Technology Company, dated June 30, 2023.

None of the Company's outstanding securities contain anti-dilution or similar provisions that will be triggered by the issuance of the Initial Purchased Notes, Subsequently Purchased Notes, and Note Shares.

SCHEDULE 3(s)

Mercuria Investments US, Inc., Credit Agreement and related Financing Statement: Credit Agreement dated as of May 17, 2023, among American Battery Technology Company as

Borrower, the Several Lenders from time to time Parties thereto, and Mercuria Investments US, Inc., as Agent.

Marketing Agreement, dated May 1, 2023, by and between the Company and Mercuria Energy America, LLC, with respect to which the collateral securing the obligations of the Company under the Mercuria Credit Agreement continues to secure the Company's performance obligations under the Marketing Agreement subsequent to the repayment of the Mercuria Credit Agreement, which obligations could result in make-whole payments owed to Mercuria of up to approximately $3,150,000.

Sierra Nevada Construction, Mechanics Lien dated July 7, 2023, in the amount of $736,397.92.

Paradigm Electric, Mechanics Lien dated July 17, 2023, in the amount of $254,772.80.

U.S. Department of Energy, Financing Statement, identifying title to all equipment purchased with federal funds under a financial assistance agreement, pursuant to the terms of 2 CFR 910.260, where the federal government retains an undivided reversionary interest in the equipment at the federal cost-share proportion specified in the award's terms and conditions.

SCHEDULE 3(t)

On August 22, 2022, John Lukrich, former Chief of Staff at the Company, filed a complaint against the Company in California state court. The Company removed the action to federal court on diversity grounds, and the case is now pending in the United States District Court for the Northern District of California, Case No. 3:22-cv-06690. Lukrich asserts claims for: (1) Breach of Contract; (2) Failure to Timely Pay Wages; and (3) Violation of Labor Code Section 925, all related to his previous employment and associated compensation. Lukrich seeks general damages to recover the compensation he alleges is owed to him, declaratory relief related to the terms of his Offer Letter, attorneys' fees, and costs. On November 7, 2022, the Company filed its answer to the complaint denying the allegations and also demanding a jury trial. Discovery is ongoing, and there have been no further material actions in the case since the filing of the Company's answer. The Company believes the claims are without merit and intends to vigorously contest the allegations in the complaint.

On June 28, 2023, the Company received a mailed subpoena from the SEC related to the following investigation: In the Matter of Palos Management, Inc., HO-14334. No current or former officer, director, or employee is named in the subpoena. The Company is cooperating with the SEC in its investigation, and the Company is not aware of any facts suggesting that the Company is the subject of the investigation. The Company does not believe that this claim constitutes a material legal proceeding requiring disclosure at this time.

On July 27, 2023, the U.S. Department of Labor Occupational Safety and Health Administration ("OSHA") notified the Company that a former executive filed a complaint with case number 201018556 against the Company, alleging unlawful retaliation. The Company believes the

claims are without merit and intends to vigorously contest the allegations in the complaint. The Company does not believe that this claim constitutes a material legal proceeding requiring disclosure at this time.

SCHEDULE 3(x)

See Schedule 3(s)

SCHEDULE 3(bb)

Material Weakness in Internal Control over Financial Reporting

We did not maintain adequate documentation evidencing the operating effectiveness of certain control activities and did not maintain proper levels of supervision and review of complex accounting matters. We did not maintain appropriate segregation of duties related to accounting processes.

These material weaknesses create a reasonable possibility that a material misstatement to the financial statements will not be prevented or detected on a timely basis, and we concluded that the deficiencies represent material weaknesses in our internal control over financial reporting and our internal control over financial reporting was not effective as of March 31, 2023.

Remediation Plan

We continue to enhance our internal control over financial reporting to remediate the material weaknesses presented in our financial statements for the fiscal years ended June 30, 2022 and 2021. We are committed to ensuring that our internal control over financial reporting is designed and operating effectively.

- Successful hiring of additional personnel with the expertise necessary to improve the financial reporting function
- Complete the implementation of SAP ByDesign, an Enterprise Resource Planning (ERP) solution that will provide the necessary permissions and roles to mitigate control weaknesses in key accounting processes and procedures
- Provide additional guidance, education and training to employees relating to our accounting procedures with a continued focus on its segregation-of-duties as the Company hires more accounting personnel
- Further develop and document detailed accounting policies for significant accounts, accounting estimates and presentation of complex items, as is required by US GAAP
- Establishing effective general controls over IT systems to ensure that information produced can be relied upon by process level controls
- We have engaged a firm that specializes in Cyber and IT protection to further enhance the protection of our financial information, employee information, proprietary methods, and strategic partnerships